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                                                                    Exhibit 10.4



                             SUBSCRIPTION AGREEMENT
                             ----------------------

         This Subscription Agreement (this "Agreement") is made as of March 31, 1998, by and among Aironet Wireless Communications, Inc., a Delaware corporation with its principal place of business at 367 Ghent Road, Fairlawn, Ohio 44333 (the "Company"), and the parties identified in EXHIBIT A (each an "Investor" and collectively the "Investors") whose states of organization and principal places of business are identified opposite their names in EXHIBIT A.

                                   BACKGROUND
                                   ----------

         WHEREAS, on August 25, 1993, the Certificate of Incorporation of the Company was filed by the Secretary of State for the State of Delaware (as amended through the date of this Agreement, the "Certificate");

         WHEREAS, under the Certificate, the authorized capital stock of the Company consists solely of fifteen million (15,000,000) shares of Common Stock, $.01 par value (the "Common"); and

         WHEREAS, the Board of Directors of the Company has determined it to be in the best interests of the Company and its stockholders for the Company to sell, in a private placement, up to One Million Eight Hundred Forty One Thousand Two Hundred Seventy (1,841,270) newly issued shares of the Common to the Investors for an aggregate sale price of up to Six Million Four Hundred Forty Four Thousand Four Hundred Forty Four Dollars ($6,444,444), with warrants to purchase up to an aggregate of Five Hundred Fifty Two Thousand Three Hundred Eighty One (552,381) shares of the Common, and the Investors desire to purchase the shares and warrants on the terms and conditions set forth herein.

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the foregoing premises, the agreements made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, on the one hand, and each of the Investors, severally and not jointly, on the other hand, agree as follows:

I.       PURCHASE AND SALE OF SHARES.

         1.1. PURCHASE AND SALE. Subject to the terms and conditions, and in reliance on the representations, warranties and covenants, set forth herein, at the Closing (defined herein) the Company shall issue and sell to each of the Investors, and each Investor shall purchase from the Company, the number of shares of the Common set forth opposite the Investor's name in EXHIBIT A (each a "Purchased Share" and collectively the "Purchased Shares") for the purchase price of Three and 50/100 Dollars ($3.50) per Purchased Share.

         1.2. WARRANTS. At Closing, in addition to the Purchased Shares, the Company shall deliver to each Investor warrants to purchase shares of the Common in the amount set forth opposite the Investors name in EXHIBIT A, on the terms and conditions set forth in the form of warrant certificate

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attached as EXHIBIT B (each a "Warrant" and collectively the "Warrants") (all subsequent references in this Agreement to the Purchased Shares shall include the associated Warrants ).

         1.3. CLOSING. The sale, delivery and the purchase of the Purchased Shares (the "Closing") shall take place at the offices of Telxon Corporation, Akron, Ohio on March 31, 1998 at 10:00 A.M.(the "Closing Date"), subject to the satisfaction or waiver of all of the conditions to Closing set forth herein. At the Closing the purchase price for its Purchased Shares shall be paid by each Investor, in the amount set forth opposite the Investor's name in EXHIBIT A, to the Company by wire transfer in immediately available funds pursuant to the wire instructions set forth in EXHIBIT C, and against such payment the Company shall deliver to each Investor a certificate evidencing the Purchased Shares being acquired by it.

II.      REPRESENTATION AND WARRANTIES OF THE COMPANY.

         2.1. REPRESENTATIONS AND WARRANTIES; QUALIFICATIONS. The Company makes to the Investors the representations and warranties set forth in this Article
II. Each such representation and warranty is subject to and qualified by the exceptions set forth (with reference to a specific Section of this Article II) in the Company's disclosure schedule attached hereto (the "Company Disclosure Schedule").

         2.2. ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and is duly qualified or registered to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified or registered would have a Material Adverse Effect. As used in this Agreement, the term "Material Adverse Effect" means any change or effect that is or could reasonably be expected to be materially adverse to the properties, assets, business, prospects, financial or other condition or results of operations of the Company and its subsidiaries taken as a whole or that could reasonably be expected to impair the Company's ability to perform its obligations hereunder.

         2.3. CORPORATE POWER. The Company has all required corporate power and authority to carry on its business as presently conducted, to enter into and perform this Agreement and the agreements contemplated hereby to which it is a party and to carry out the transactions contemplated hereby and thereby, including the issuance of the Purchased Shares and the shares of the Common issuable upon exercise of the Warrants (the "Warrant Shares"). The Company is not in violation of any term of: (i) the Certificate; (ii) its bylaws (as amended through the date of this Agreement, "Bylaws") or (iii) any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Company or to which the Company is a party or by which it is bound, which, in the case of this clause (iii), could reasonably be expected to have a Material Adverse Effect.

         2.4. CORPORATE RECORDS. The corporate record books of the Company, as made available for inspection by the Investors, accurately record all corporate actions taken by its stockholders, board of directors and committees of its board of directors. The Company has provided to the Investors true and correct copies of the Certificate and Bylaws.

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         2.5. INTER-COMPANY AGREEMENTS. The Company and its parent corporation,
Telxon Corporation ("Telxon"), are parties to a: License, Rights, and Supply Agreement; Tax Benefit and Indemnification Agreement; and Services Agreement ("Inter-Company Agreements"), true and complete copies of which have been made available for inspection by the Investors. Each of the Inter-Company Agreements has been duly authorized by the Company and Telxon, has been duly executed by each of them, and is the legal, valid, and binding obligation of each of them, enforceable in accordance with its terms, and of which no defaults exist as of the date hereof.

         2.6. ENFORCEABLE AGREEMENT. This Agreement and all other documents executed by the Company pursuant hereto are valid and binding obligations of the Company, enforceable in accordance with their terms, except as limited by the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules and laws governing specific performance, injunctive relief and other equitable remedies.

         2.7. AUTHORIZATION. The execution, delivery and performance of this Agreement, all agreements, documents and instruments contemplated hereby and the issuance of the Purchased Shares and the Warrant Shares have been duly authorized by all necessary action of the Company.

         2.8. NON-CONTRAVENTION. The execution of this Agreement, the issuance and delivery of the Purchased Shares and Warrant Shares and the performance of the transactions contemplated hereby will not: (i) violate, conflict with or result in a default under any material contract or obligation to which the Company is a party or by which it or its assets are bound, or any provision of the Certificate or its Bylaws, or cause the creation of any encumbrance upon any of the material assets of the Company; (ii) violate or result in a violation of, or constitute a material default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by any court or other governmental agency applicable to the Company; (iii) require from the Company any notice to, declaration or filing with, or consent or approval of any governmental authority; (iv) require from the Company any notice to, declaration or filing with any third party, other than any governmental authority, if the failure to provide such item could reasonably be expected to have a Material Adverse Effect; or (v) accelerate any material obligation under, or give rise to a right of termination of, any material agreement, permit, license or authorization to which the Company is a party or by which the Company or its assets are bound.

         2.9. CAPITALIZATION. The Company's authorized, issued and outstanding securities consist solely of the amounts set forth in SECTION 2.9 OF THE COMPANY DISCLOSURE SCHEDULE. SECTION 2.9 OF THE COMPANY DISCLOSURE SCHEDULE identifies each of the Company's stockholders, option holders and warrant holders, as well as the holders of any other outstanding securities of the Company, and sets forth the type and amount of the securities owned by each holder, after giving effect to the transactions contemplated herein. All outstanding securities of the Company have been issued in compliance with applicable securities laws and are fully paid, validly issued, and non-assessable.

         2.10. OTHER SECURITIES. The Company has not issued or agreed to issue any warrants, options or other rights to purchase or acquire any shares of its capital stock, and there are no outstanding securities convertible into shares of its capital stock, there are no preemptive rights,

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rights of first refusal, or to the Company's knowledge, any put or call rights or obligations, subscriptions, arrangements or anti-dilution rights with respect to the issuance, sale or redemption of shares of its capital stock, other than the amounts set forth in SECTION 2.9 OF THE COMPANY DISCLOSURE SCHEDULE, and the agreement between the Company and Telantis Venture Partners IV, Inc. ("TVP") (fka Telantis Capital, Inc.) pursuant to which TVP has the right to purchase shares of the Common sufficient to maintain a ten percent (10%) ownership in the Company prior to an initial public offering of the stock of the Company, and the rights set forth herein or in the Stockholders Agreement (defined herein).

         2.11. DUE ISSUANCE. At Closing and when paid for, the Purchased Shares will be duly and validly issued, fully paid and nonassessable and will have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws, and the Purchased Shares shall be transferred to the Investors free and clear of any and all claims, liens or other encumbrances.

         2.12. REGISTRATION RIGHTS. The Company has granted no rights to have shares of its capital stock registered for sale to the public under the laws of any jurisdiction, other than the rights set forth in the Registration Rights Agreement (defined herein).

         2.13. VOTING AGREEMENTS AND RESTRICTIONS ON TRANSFER. To the Company's knowledge there are no agreements relating to the voting of the Company's voting securities or restrictions on the transfer of the Company's capital stock, other than this Agreement and the Stockholders Agreement.

         2.14. SUBSIDIARIES; INVESTMENTS. The Company does not own or have any direct or indirect interest in or control over any corporation, partnership, joint venture or other entity of any kind. The term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities or by contract.

         2.15. MERGERS. The Company is not party to any agreement regarding its acquisition in whole or in part, whether by merger, consolidation, asset sale, or otherwise, other than this Agreement.

         2.16. FINANCIAL STATEMENTS. The Company has provided to the Investors the Company's: (i) audited balance sheets as at March 31, 1996 and March 31, 1997, and the related statements of operations, changes in stockholders' equity, and cash flows for the fiscal years ended March 31, 1995, March 31, 1996 and March 31, 1997, certified by the independent certified public accountants of the Company (the "Base Financial Statements") (the audited balance sheet is referred to as the "Base Balance Sheet"); (ii) unaudited balance sheet (the "Most Recent Balance Sheet") and related statements of operations, changes in stockholders' equity, and cash flows for the period ended February 28, 1998, certified by the Company's Chief Financial Officer (the "Most Recent Financial Statements"); and
(c) a complete and correct copy of the Report of Independent Accountant addressed to the Company dated March 30, 1998. The Base Financial Statements and the Most Recent Financial Statements were prepared in accordance with generally accepted accounting principles (except that the Most Recent Financial Statements do not include all of the information and notes required for complete financial statements) consistently applied during the periods covered

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thereby and fairly present in all material respects the financial condition of the Company on the dates of such statements and the results of its operations and its cash flows for the periods covered thereby. Nothing has come to the attention of the Company's management since such respective dates which would indicate that such financial statements were not true and correct in all material respects as of the date thereof.

         2.17. PROJECTIONS. Projections for the Company's fiscal years ended 1999 and 2000 (the "Projections") have been made available for inspection by the Investors. The Projections represent management's good faith estimates of the future performance of the Company based upon assumptions which are set forth therein and which, in the reasonable judgment of management, were reasonable when made and continue to be reasonable as of the date hereof; PROVIDED, HOWEVER, THAT THERE IS NO ASSURANCE THAT THE PROJECTED RESULTS WILL ACTUALLY BE ACHIEVED. IN THAT REGARD, PROJECTIONS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY, OR INDUSTRY RESULTS, TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE, OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHERS: GENERAL ECONOMIC AND BUSINESS CONDITIONS; INDUSTRY CAPACITY; DEMOGRAPHIC CHANGES; COMPETITION; RAW MATERIAL COSTS AND AVAILABILITY; IMPORT PROTECTION AND REGULATION; THE LOSS OF ANY SIGNIFICANT CUSTOMERS; CHANGES IN BUSINESS STRATEGY OR DEVELOPMENT PLANS; QUALITY OF MANAGEMENT; AVAILABILITY, TERMS AND DEPLOYMENT OF CAPITAL; BUSINESS ABILITIES AND JUDGMENT OF PERSONNEL; AVAILABILITY OF QUALIFIED PERSONNEL; AND CHANGES IN OR THE FAILURE TO COMPLY WITH GOVERNMENT REGULATIONS.

         2.18. ABSENCE OF UNDISCLOSED LIABILITIES. As of the date of the Most Recent Balance Sheet: (i) the Company did not have any material liabilities; and
(ii) the Company had no indebtedness, in either case, whether accrued, absolute or contingent, asserted or unasserted, including without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due, or contingent or potential liabilities relating to activities of the Company or the conduct of its business prior to the date of the Most Recent Balance Sheet, which were required to be disclosed in the Most Recent Balance Sheet in accordance with generally accepted accounting principles, except liabilities stated or adequately reserved against or disclosed on the Most Recent Balance Sheet or the notes thereto.

         2.19. ABSENCE OF CHANGES. Since the date of the Most Recent Balance Sheet, except for entering into the Inter-Company Agreements, the Company has conducted its business only in the ordinary course consistent with past practice, and to the Company's knowledge there has not been:

                  (a) any material change in the financial or other condition, properties, assets, liabilities, business, prospects or operations of the Company, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or could reasonably be expected to have a Material Adverse Effect;

                  (b) any material contingent liability incurred by the Company as guarantor or otherwise with respect to the obligations of others or any cancellation of any debt or claim owing to, or waiver of any material right of, the Company;

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                  (c) any material mortgage, encumbrance or lien placed on any of the properties of the Company which remains in existence on the date hereof or will remain on the Closing Date;

                  (d) any obligation or liability of any nature, whether accrued, absolute or contingent, incurred by the Company other than obligations and liabilities incurred in the ordinary course of business or incurred as a result of or arising out of the transactions contemplated by this Agreement;

                  (e) any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any properties or assets of the Company other than in the ordinary course of business;

                  (f) any damage, destruction or loss, whether or not covered by insurance, which has had or could reasonably expected to have a Material Adverse Effect;

                  (g) any declaration, setting aside or payment of any dividend by the Company, or the making of any other distribution in respect of the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of its own capital stock;

                  (h) any labor trouble or claim of unfair labor practices involving the Company; any material change in the compensation payable or to become payable by the Company to any of its officers, employees, agents or independent contractors; or any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors, other than normal merit increases in accordance with its usual practices;

                  (i) any material change in the officers or management of the Company;

                  (j) any payment or discharge of any lien or liability of the Company which was not shown on the Base Balance Sheet or incurred in the ordinary course of business thereafter;

                  (k) any obligation or liability incurred by the Company to any of its officers, directors, stockholders or employees, or any loans or advances made by the Company to any of its officers, directors, stockholders or employees, except normal compensation and expense allowances payable to officers or employees;

                  (l) any material change in accounting methods or practices, credit practices or collection policies of the Company;

                  (m) any other material transaction entered into by the Company other than transactions in the ordinary course of business;


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                  (n) any event or condition of any nature, which, either
         individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect; or

                  (o) any agreement or understanding whether in writing or otherwise, for the Company to take any of the actions specified in paragraphs (a) through (m) of this Section 2.19.

         2.20. ACCOUNTS RECEIVABLE. Except to the extent reserved against in the Most Recent Balance Sheet, all of the accounts receivable of the Company are valid and enforceable claims, the Company has received no notice that such claims are subject to set-off or counterclaim, and such claims, to the knowledge of the Company, are collectable in the normal course of business, after deducting the allowance for doubtful accounts stated in the Most Recent Balance Sheet and adjusted since the date thereof in accordance with generally accepted accounting principles consistently applied.

         2.21. TAX MATTERS. The Company has filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof, and has paid or caused to be paid all federal, state, local, foreign and other taxes, including without limitation income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes and property taxes, whether or not measured in whole or in part by net income (collectively, "Taxes"), required to be paid by the Company through the date hereof, except Taxes which have been disputed or have not yet accrued or otherwise become due and payable, for which adequate provision has been made in the pertinent financial statements.

         2.22. TITLE TO PROPERTIES. The Company has good and marketable title to all of its properties and assets, free of all mortgages, pledges, liens, security interests, encumbrances, and other charges. There is no material tangible or intangible property, including, without limitation, trademarks, service marks, styles, trade names, copyrights, licenses, patents, and trade secrets (including applications, certificates and registrations for or of any of the foregoing), used by the Company in its business as presently conducted by it which is not owned, leased or licensed by the Company. The Company's property is sufficient for the conduct of the Company's business as presently conducted. All material contracts, agreements, leases and instruments to which the Company is a party or by which the Company is obligated are valid and are in full force and effect and constitute legal, valid and binding obligations of the Company, and, are enforceable in accordance with their respective terms, and copies of all such agreements have been provided to Shipman & Goodwin LLP, special counsel for the Investors. The Company has no knowledge of any threat to terminate or modify any such agreements. Neither the Company nor, to the knowledge of the Company, any other party to any material contract, agreement or instrument of the Company is in default in complying with any provisions thereof. There is no loan, lease, agreement or other continuing transaction between the Company and any Related Party (as defined in the Stockholders agreement, which is defined herein). To the Company's knowledge, neither the Company's business nor products or services as presently conducted or sold infringe any Intellectual Property (defined herein) of any third parties, and there are no claims to that effect pending or threatened against the Company.


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         2.23. LITIGATION. There is no litigation or governmental or administrative proceeding or investigation pending or, to the Company's knowledge, threatened against the Company.

         2.24. INVESTMENT BANKING; BROKERAGE FEES. The Company has not incurred or become liable for any broker's or finder's fee, banking fees or similar compensation, relating to or in connection with the transactions contemplated hereby.

         2.25. FRANCHISES, LICENSES, TRADEMARKS, PATENTS AND OTHER RIGHTS.

                  (a) The Company owns or has the right to use all (i) franchises, permits, licenses and other similar authority, (ii) patents, patent applications, patent rights, service marks, trademarks, trademark applications, trademark rights, trade names, trade name rights and copyrights (whether registered or not), and (iii) know-how, technology and trade secrets which have been used in the conduct of the Company's business, or are necessary for the conduct of the Company's business as now conducted or as presently planned to be conducted (the "Intellectual Property"). The Intellectual Property is sufficient for the conduct of the Company's business as presently conducted.

                  (b) The Company has all franchises, permits, licenses and other similar authority, necessary for the conduct of its business as now being conducted by it and has no reason to believe it will be unable to obtain any similar authority necessary for the conduct of its business as presently planned to be conducted, and it is not in violation, nor will the transactions contemplated by this Agreement cause a violation of the terms or provisions of any such franchise, permit, license or other similar authority.

         2.26 ISSUANCE TAXES. All taxes imposed by any state or other jurisdiction in connection with the issuance, sale and delivery of the Purchased Shares shall have been fully paid, and all laws imposing such taxes shall have been fully complied with, prior to each Closing Date.

         2.27 OFFERING. Within the past six (6) months, the Company has not, either directly or through any agent, offered any of the Purchased Shares or any security or securities similar to the Purchased Shares for sale to, or solicited any offers to buy the Purchased Shares or any part thereof or any such similar security or securities from, or otherwise approached or negotiated in respect thereof with, any party or parties other than the Purchasers or institutional or other sophisticated investors, each of which was offered all or a portion of the Shares at private sale for investment. Subject in part to the truth and accuracy of the Purchasers' representations set forth in this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and all applicable state securities laws, and neither the Company, Telxon nor anyone acting on behalf of either of them will take any action hereafter that would cause the loss of such exemption.

         2.28 EMPLOYEES

                  (a) No employee of the Company is, or is now expected to be, in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement,

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         or any other contract or agreement with any prior employer or any other person, corporation, or other entity or any restrictive covenant in such an agreement, or any obligation imposed by common law or otherwise, relating to the right of any such employee to be employed by the Company or companies similarly situated because of the nature of the business conducted or to be conducted by the Company, or companies similarly situated or relating to the use of trade secrets or proprietary information of others, and the continued employment of the Company's employees and/or does not subject the Company or any Purchaser to any material liability for any such violation.

                  (b) Each of the Company's present or former employees who has had access to proprietary information of the Company has executed a proprietary information and inventions agreement assigning inventions, works for hire and work product to the Company. To the best of the Company's knowledge and belief, no employee or former employee of the Company is, or to the best of the Company's knowledge and belief is now expected to be, in violation of the terms of the aforesaid agreement or of any other obligation relating to the use of confidential or proprietary information of the Company, except for such violations as could not reasonably be expected to have a Material Adverse Effect. Each of such Proprietary Information Agreements remains in full force and effect.

                  (c) To the best knowledge of the Company, no officer or key employee of the Company has any present intent of terminating such officer's or key employee's employment with the Company.

                  (d) The Company is in substantial compliance with all applicable laws regarding employment, wages, hours, equal opportunity, collective bargaining and payment of Social Security and other taxes. The Company is in compliance with all applicable foreign, federal, state and local laws and regulations regarding occupational safety and health standards and has received no complaints from any foreign, federal, state or local agency or regulatory body alleging violations of any such laws and regulations, except where non-compliance, or such violation, could not reasonably be expected to have a Material Adverse Effect.

                  (e) The Company has not experienced, nor does it know or have reasonable grounds to know of any basis for, any strike, labor troubles or strife, work stoppages, slow downs, or other interference with or impairment of its business. The Company has not experienced, nor does it know or have reasonable grounds to know of, any union or collective bargaining organization efforts or negotiations, or requests for negotiations, for any representation or any labor contract relating to any employees of the Company.

         2.29 BUSINESS OF THE COMPANY. The Company has no knowledge or belief that (i) there is pending or threatened any claim or litigation against or affecting the Company contesting its right to manufacture, sell or use any product or service presently manufactured, sold or used or presently planned to be manufactured, sold or used by the Company, (ii) there exists, or there is pending or planned, any statute, rule, law, regulation, standard or code which could not reasonably be expected to have a Material Adverse Effect or could reasonably be expected to have a Material Adverse Effect.

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         2.30 USE OF PROCEEDS. The Company will use the proceeds of the offering of the Company Shares for working capital purposes in the manner set forth in the Company Disclosure Schedule, and for the costs and expenses of the transactions contemplated hereby. The Company presently expects that it will obtain a commercial credit facility. If obtained, the credit facility will be utilized to repay any then unpaid balance of the funding heretofore advanced by Telxon to the Company (the "Inter-Company Debt"). In the event that the Company's credit facility is not established by May 18, 1998, then Telxon may set off up to twenty five percent (25%) of the amounts payable during any month by Telxon to the Company under the Inter-Company Agreements against the Inter-Company Debt, on mutually agreeable terms, including reasonable forbearances, until such time as the InterCompany Debt is repaid.

         2.31 APPLICABILITY OF, AND COMPLIANCE WITH, OTHER LAWS.

                  (a) With respect to pension plans, defined benefit plans or defined contribution plans which are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in which employees of the Company participate, the Company is in compliance with the applicable provisions of ERISA. The Company has not incurred any unremedied accumulated funding deficiency within the meaning of ERISA or any unsatisfied liability to the Pension Benefit Guaranty Corporation established under ERISA in connection with any employee pension plan established or maintained by the Company under the jurisdiction of ERISA. No Reportable Event or Prohibited Transaction (as defined in Section 4043 of ERISA) has occurred with respect to any plan administered by or on behalf of the Company.

                  (b) The Company's employment practices and policies are in full compliance with (i) all applicable laws of the United States and each applicable jurisdiction relating to equal employment opportunity, and any rules, regulations, administrative orders and Executive Orders relating thereto; and (ii) the applicable terms, relating to equal opportunity, of any contract, agreement or grant the Company has with, from or relating (by way of subcontract or otherwise) to any other contract, agreement or grant of, any federal or state governmental unit, except where non-compliance could not reasonably be expected to have a Material Adverse Effect. To the Company's knowledge, the Company has not been the subject of any charge of unfair labor practices, employment discrimination made against it by the National Labor Relations Board, the United States Equal Employment Opportunity Commission or any other governmental unit, or is presently subject to any formal or informal proceedings before, or investigations by, such Commission or governmental unit. To the Company's knowledge, neither the Company nor any employees of the Company, are presently under investigation by any commission or governmental agency for purposes of security clearance or otherwise.

                  (c) Neither the Company nor any property owned or occupied by the Company is in violation of any Federal or State Environmental Law of any sort or in violation of any Federal or State "OSHA" law, so-called, except where such violations could not reasonably be expected to have a Material Adverse Effect.

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         2.32 CONDITION OF PROPERTIES. The facilities, machinery, equipment, fixtures, vehicles and other properties which are used by the Company in its business as presently conducted, are in good operating condition and repair, are reasonably fit and usable for the purposes for which they are being used, are adequate and sufficient for the Company's businesses and conform with all applicable ordinances, regulations and laws, except where such failure to conform could not reasonably be expected to have a Material Adverse Effect.

         2.33 INSURANCE COVERAGE. The Company has heretofore been insured under Telxon's insurance policies. The Company has no reason to believe that it will be unable to obtain one or more policies of insurance issued by insurers of recognized responsibility, to insure the Company, and its properties and business against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or similar business and similarly situated.

         2.34 EXCEPTIONS AND QUALIFICATIONS. The exceptions and qualifications to the representations and warranties of the Company in this Article II which are based upon such exceptions and qualifications not being "material" or being "in all material respects," or not having a "Material Adverse Effect" will not, in the aggregate, have a Material Adverse Effect.

III.     REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

         3.1. MAKING OF REPRESENTATIONS AND WARRANTIES. Each Investor, as to itself, makes to the Company the representations and warranties set forth in this Article III. Each such representation and warranty is subject to and qualified by the other provisions of this Agreement, and the exceptions set forth in each Investor's disclosure schedule attached hereto (the "Investor Disclosure Schedule").

         3.2. ORGANIZATION. The Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the Investor. Investor has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

         3.3. POWER. The Investor has all required power and authority to enter into and perform this Agreement and the agreements contemplated hereby to which it is a party and to carry out the transactions contemplated hereby and thereby, including the purchase of the Purchased Shares. To its knowledge, the Investor is not in violation of any material term of: (i) its organizational instruments;
(ii) its Bylaws or similar governing regulations or (iii) any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to the Investor or to which the Investor is a party, the violation of which would have a material adverse effect on the Investors.

         3.4. ENFORCEABLE AGREEMENT. This Agreement and all other documents executed by the Investor pursuant hereto are valid and binding obligations of the Investor, enforceable in accordance with their terms, except as limited by the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules and laws governing specific performance, injunctive relief and other equitable remedies.

         3.5. AUTHORIZATION. The execution, delivery and performance of this Agreement, all agreements, documents and instruments contemplated hereby and the purchase of the Purchased Shares have been duly authorized by all necessary action of the Investor.

         3.6. INVESTMENT EXPERIENCE; SECURITIES LAWS. The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Purchased Shares contemplated by this Agreement and making an informed investment decision with respect thereto. The Investor can bear the risk of its investment in the Purchased Shares indefinitely and can bear a total loss of such investment without materially impairing its financial condition. The Investor is an "accredited investor" as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"). The Investor understands, agrees and acknowledges that the Purchased Shares have not been registered under the Securities Act or under the "blue sky" laws of any jurisdiction and, subject to the Registration Rights Agreement, that the Company has no intention of registering the Purchased Shares. The Company is issuing the Purchased Shares in reliance upon exemptions from registration based on, among other things, the representations of such Investor contained in this Article III. Investor further understands, acknowledges and agrees that unless and until the Purchased Shares are registered by the Company, their resale is restricted by the Securities Act and blue sky laws, and by restrictions in the Stockholders Agreement. Investor's address as set forth in EXHIBIT A is the address of Investor's principal place of business.

         3.7. OPPORTUNITY TO ASK QUESTIONS. The Investor has made a due diligence investigation of the Company, including an analysis of the Company's business, assets, financial data and other material information, and it has read and understands the risk factors disclosed by the Company in EXHIBIT D. The attachment of EXHIBIT D to this Agreement, and the Investor's acknowledgment that it has read and understands the same, shall not in any way limit the Company's representations and warranties made in Article II, and EXHIBIT D does not qualify or limit such representations and warranties. To its satisfaction, the Investor has had an opportunity to discuss the Company's business, management and financial affairs, the transactions contemplated hereunder, with directors, officers and management of the Company and has had the opportunity to review the Company's operations, facilities and the Inter-Company Agreements.

         3.8. INVESTMENT INTENT. The Investor is acquiring the Purchased Shares for its own account, for investment, and not with a present view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act. The Investor was not formed or organized for the purpose of acquiring the Securities.

         3.9. SHARE CERTIFICATE LEGENDS. The Investor understands that transfer of the Purchased Shares is restricted, and each certificate representing the Purchased Shares will bear the following restrictive legends or ones substantially similar thereto, to provide third parties with notice of these restrictions:

                  OWNERSHIP, ENCUMBRANCE, PLEDGE, ASSIGNMENT,
                  TRANSFER, OR OTHER DISPOSITION OF THE SHARES
                  EVIDENCED BY THIS CERTIFICATE, AND ANY SHARES

                  ISSUED IN LIEU THEREOF, ARE SUBJECT TO RESTRICTIONS
                  CONTAINED IN A STOCKHOLDERS AGREEMENT DATED AND EFFECTIVE AS OF MARCH ___, 1998, BY AND AMONG THE CORPORATION AND ITS STOCKHOLDERS A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE CORPORATION. A COPY OF THE STOCKHOLDERS AGREEMENT AND THE CORPORATION'S BY-LAWS WILL BE MAILED BY THE CORPORATION TO ANY STOCKHOLDER WITHOUT CHARGE WITHIN FIVE (5) DAYS AFTER WRITTEN REQUEST THEREFOR.

                  THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS ("STATE LAWS") AND HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT REGISTERING THE SHARES UNDER THE ACT AND STATE LAWS OR (ii) A TRANSACTION PERMITTED BY RULE 144 OR RULE 145 UNDER THE ACT OR EQUIVALENT STATE LAWS FOR WHICH THE ISSUER HAS RECEIVED REASONABLY SATISFACTORY EVIDENCE OF COMPLIANCE WITH THE PROVISIONS OF SUCH APPLICABLE RULE OR
                  (iii) AN OPINION OF COUNSEL SATISFACTORY TO ISSUER THAT SUCH SHARES ARE EXEMPT FROM THE REGISTRATION PROVISIONS OF THE ACT AND STATE LAWS OR (iv) A NO-ACTION LETTER FROM THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION AND THE APPLICABLE STATE DIVISIONS OF SECURITIES THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR STATE LAWS."

         3.10. INVESTMENT BANKING; BROKERAGE FEES. No Investor has incurred or become liable for any broker's or finder's fee, banking fees or similar compensation relating to or in connection with the transactions contemplated hereby.

IV.      CONDITIONS.

         4.1. CONDITIONS TO THE OBLIGATIONS OF THE INVESTORS. The obligation of each Investor to consummate the transactions contemplated by this Agreement is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

                  (a) REPRESENTATIONS; WARRANTIES; COVENANTS. Each of the representations and warranties of the Company made in Article II shall be true and correct in all respects when made and shall be true and correct in all respects at the Closing as if made on the Closing Date, and the Company shall, on or before the Closing Date, have performed and satisfied all of its covenants and agreements set forth herein which by the terms hereof are to be performed and satisfied on or before the Closing Date.

                  (b) AUTHORIZATION. The Board of Directors and the stockholders of the Company shall have duly adopted resolutions authorizing the Company to consummate the transactions contemplated hereby in accordance with the terms hereof.

                  (c) NO ACTIONS OR PROCEEDINGS. No action or proceeding by or before any court, administrative body or governmental agency shall have been instituted or threatened which seeks to enjoin, restrain or prohibit, or might result in damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement, and no law or regulation shall be in effect and no court order shall have been entered in any action or proceeding instituted by any party which enjoins, restrains or prohibits this Agreement or the consummation of the transactions contemplated by this Agreement.

                  (d) APPROVALS AND CONSENTS. The Company shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities then required to be made by them in connection with the execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby.

                  (e) MATERIAL ADVERSE CHANGES. There shall not have been any change or series of changes that have a Material Adverse Effect.

                  (f) INTER-COMPANY AGREEMENTS. The Inter-Company Agreements shall be in full force and effect without amendment, and no default shall exist or would result from consummation of the transactions contemplated herein.

                  (g) STOCKHOLDERS AGREEMENT. The Company, the Investors and the other stockholders of the Company shall have entered into a Stockholders Agreement in substantially the form attached hereto as EXHIBIT E (the "Stockholders Agreement").

                  (h) REGISTRATION RIGHTS AGREEMENT. The Company, the Investors and the stockholders of the Company shall have entered into a Registration Rights Agreement in substantially the form attached hereto as EXHIBIT F (the "Registration Rights Agreement").

                  (i) BY-LAW AMENDMENTS. The By-Laws shall be amended to provide for the rights and provisions set forth in the Stockholders Agreement.

                  (j) FULL EQUITY FUNDING. Each other Investor shall have paid in full for the Purchased Shares set forth opposite to such Investor's name on EXHIBIT A.

                  (k) DELIVERIES AND EXPENSES. The Company shall have made all deliveries to the Investors required under Section 5.1, and the Company shall have paid the reasonable attorneys fees of Axiom Venture Partners II Limited Partnership, an Investor, incurred on behalf of all Investors.

         4.2. CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

                  (a) REPRESENTATIONS; WARRANTIES; COVENANTS. Each of the representations and warranties of each Investor made in Article III shall be true and correct in all material respects at the Closing as if made on the Closing Date, and each Investor shall, on or before the Closing Date, have performed and satisfied all of its covenants and agreements set forth herein which by the terms hereof are to be performed and satisfied on or before the Closing Date.

                  (b) NO ACTIONS OR PROCEEDINGS. No action or proceeding by or before any court, administrative body or governmental agency shall have been instituted or threatened which seeks to enjoin, restrain or prohibit, or might result in damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement, and no law or regulation shall be in effect and no court order shall have been entered in any action or proceeding instituted by any party which enjoins, restrains or prohibits this Agreement or the consummation of the transactions contemplated by this Agreement.

                  (c) STOCKHOLDERS AGREEMENT. The Company, the Investors and the other stockholders of the Company shall have entered into the Stockholders Agreement.

                  (d) REGISTRATION RIGHTS AGREEMENT. The Company, the Investors and the stockholders of the Company shall have entered into the Registration Rights Agreement.

                  (e) FULL EQUITY FUNDING. Each of the Investors shall have paid in full for Purchased Shares set forth opposite such Investor's name on EXHIBIT A.

V.       CLOSING DELIVERIES.

         5.1. COMPANY. At or before Closing, the Company shall have duly executed and delivered, or caused the delivery, to each Investor all items required by this Agreement, including, without limitation:

                  (a) Certificates evidencing the Purchased Shares and the Warrants;

                  (b) Certified copies of resolutions of the Board of Directors of the Company authorizing the execution and delivery and performance of this Agreement, the Stockholders Agreement, the Registration Rights Agreement, the issuance of the Purchased Shares and the other agreements and instruments contemplated herein;

                  (c) Certificates of recent date issued by (i) the Secretary of State of the State of Delaware certifying that the Company is in good standing; and (ii) the Secretary of State of the State of Ohio certifying the Company has qualified to do business as a foreign corporation and is in good standing in Ohio;

                  (d) A certificate of the Secretary or an Assistant Secretary of the Company certifying the names of the officers of the Company authorized to execute this Agreement, the certificates for the Purchased Shares and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company.

                  (e) An opinion of counsel for the Company dated the Closing Date, in the form attached hereto as EXHIBIT G.

                  (f) A certificate of an officer of the Company in the form attached as EXHIBIT H, certifying that certain conditions to the Investors' obligation to consummate the transactions contemplated herein have been satisfied.

         5.2. Investors. At or before Closing, each Investor shall have paid the purchase price set forth in EXHIBIT A opposite its name, to the Company in immediately available funds, by wire transfer pursuant to the wire instructions set forth in EXHIBIT C.

VI.      SURVIVAL; INDEMNIFICATION.

         6.1. SURVIVAL. All representations and warranties made herein and in any certificate delivered pursuant hereto, are made as of the Closing Date, and shall survive the Closing for a period of two (2) years after the Closing Date.

         6.2. INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify, defend and hold harmless each of the Investors, their affiliates and their respective officers, directors, partners, members, employees and agents and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (including any successor provision, the "Exchange Act") (individually, an "Investor Indemnified Party" and collectively the "Investor Indemnified Parties") from and against and in respect of all losses, liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, fines, penalties, costs and expenses (the Company shall be responsible for reasonable fees, disbursements and expenses of an attorney, accountant or consultant: (i) acting for the Investor Indemnified Parties as a group; and (ii) acting for an Indemnified Party that has a material conflict of interest with other Indemnified Parties which prevents its inclusion in such group representation), of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) sustained, suffered or incurred by or made against any Investor Indemnified Party (an "Investor Loss" or "Investor Losses") arising out of, based upon or in connection with any breach by the Company of any of its representations, warranties or covenants under this Agreement or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing covered by any such representations or warranties ("Investor Indemnifiable Claims"). Indemnification under this Section 6.2 shall be cumulative with other rights and remedies an Investor may have, but no Indemnified Party shall be entitled to more than a single recovery for the same damage, regardless of the theory under which such recovery is made. Any action for indemnification for Investor Losses arising from Investor Indemnifiable Claims must be commenced within the two (2) year period commencing on the Closing Date, and any statute of limitations applicable thereto is hereby superseded.

         6.3. NOTICE; DEFENSE OF CLAIMS. Promptly after receipt by an indemnified party of notice of any claim, liability or expense to which the indemnification obligations set forth in Section 6.2 would apply, the indemnified party shall give notice thereof in writing to the indemnifying party. Such notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted. If within twenty (20) days after receiving such notice the indemnifying party gives written notice to the indemnified party stating that (a) it would be liable under the provisions hereof for indemnity in the amount of such claim if such claim were successful and (b) that it disputes and intends to defend against such claim, liability or expense at its own cost and expense, then counsel for the defense shall be selected by the indemnifying party (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed), and the indemnified party shall not be required to make any payment with respect to such claim, liability or expense as long as the indemnifying party is conducting a good faith and diligent defense at its own expense. The indemnifying party shall have the right, with the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled, provided its obligation to indemnify the indemnifying party therefor will be fully satisfied. The indemnifying party shall keep the indemnified party apprized of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish the indemnified party with all documents and information that the indemnified party shall reasonably request and shall consult with the indemnified party prior to acting on major matters, including settlement discussions. The indemnified party, at the indemnifying party's expense, shall make available all information and assistance that the indemnifying party may reasonably request and shall, at the indemnifying party's expense, cooperate with the indemnifying party in any defense undertaken pursuant to this Section 6.3, with any out of pocket expense incurred by the indemnified party being born by the indemnifying party. Notwithstanding anything herein to the contrary, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, that if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the indemnified party shall be paid by the indemnifying party. If no such notice of intent to dispute and defend is given by the indemnifying party, or if such diligent good faith defense is not being or ceases to be conducted, the indemnified party may, at the expense of the indemnifying party, undertake the defense of (with counsel selected by the indemnified party), and shall have the right to compromise or settle (exercising reasonable business judgment), such claim, liability or expense.

VII.     MISCELLANEOUS.

         7.1. GOVERNING LAW; JURISDICTION. This Agreement shall be construed under and governed by the laws of the State of Ohio, without regard to conflict or choice of laws, statutes, regulations, rules or principles. Any action relating to the execution or performance of this Agreement shall be brought in the courts, state or federal, sitting in Summit County, Ohio, and each party hereto consents to the jurisdiction and venue of such courts, and agrees not to contest venue on the grounds of forum non conveniens or otherwise.

         7.2. NOTICES. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given upon receipt, or if delivered or sent by facsimile transmission, upon confirmation of transmission, or if sent by overnight courier, the second day after deposit, as follows:

         TO THE INVESTORS:               To the respective addresses on
                                         EXHIBIT A attached hereto

         TO THE COMPANY:                 Aironet Wireless Communications, Inc.
                                         at the address set forth at the
                                         beginning of this Agreement.
                                         Attn: President
                                         Fax Number: 330-664-7986

         with a copy to:                 Goodman Weiss Miller LLP
                                         100 Erieview Plaza, 27th Floor
                                         Cleveland, Ohio 44114
                                         Attn: Robert A. Goodman/Jay R. Faeges
                                         Fax Number: 216-363-5835

or to such other address of which any party may notify the other parties provided in accordance with this Section 7.2.

         7.3. PRIOR AGREEMENTS SUPERSEDED. This Agreement supersedes all prior and contemporaneous understandings and agreements, written or oral, between or among the parties relating to the subject matter hereof.

         7.4. ASSIGNABILITY. Neither this Agreement nor any right or obligation hereunder may be assigned or delegated (i) by the Company, or (ii) by an Investor to a direct competitor of the Company, or a direct competitor of Telxon so long as Telxon owns twenty percent (20%) or more of the Company's issued and outstanding capital stock (either being a "Competitor"), and any such assignment or delegation shall be void and of no effect. The merger, consolidation, asset sale, change of control, or any other reorganization of an Investor with or into a Competitor, or of a Competitor with or into a party, shall be deemed an assignment under this Section 7.4. Subject to the foregoing, this Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to give any person not named herein the benefit of any legal or equitable right, remedy or claim under this Agreement, except as expressly provided herein.

         7.5. FEES AND EXPENSES. Except as expressly provided for in Section 4.1(k) of this Agreement, each party shall bear all of its fees and expenses incurred in connection with or relating to or arising out of the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby.

         7.6. PUBLICITY AND DISCLOSURES. None of the parties hereto nor any of their respective stockholders, subsidiaries, affiliates, officers, directors or employees shall issue or cause the publication of any press release or other announcement with respect to this Agreement or the other transactions contemplated hereby without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed, except to the extent disclosure is required by any applicable law or regulation or by any court or authorized administrative or governmental agency, and except that the provisions of this Section 7.6 shall not prohibit any Investor from providing to its partners or equity owners customary information with respect to the Company and the Investor's investment in the Company.

         7.7. CONFIDENTIALITY. All documents delivered by or for the Company and/or Telxon to an Investor in connection with its investigation of the Company and the transaction contemplated herein are privileged and confidential information of the Company and/or Telxon ("Confidential Information"). Investors shall not disseminate or disclose any Confidential Information, and shall use the same degree of care to protect the Confidential Information in its possession or control as it uses to protect its own confidential information, but in no case less than reasonable care. Neither an Investor nor its officers, directors, employees, attorneys, accountants, professional advisors or other representatives may use or copy any Confidential Information for any purpose other than for the purpose of evaluating the transactions contemplated herein. Neither an Investor nor any of the above-described persons have any rights in the Confidential Information, and shall not disclose, give, sell, license, lease, or otherwise transfer or make available the Confidential Information to any third person, organization or entity. In the event that the Closing does not take place, all Confidential Information furnished to or for an Investor, and any copies thereof made, and documents, analysis and other writings prepared therefrom, by or for an Investor or any of the above-described persons shall be returned to the Company, or destroyed at the Company's option, immediately after receipt by the Investor of the Company's request and direction to do so.

         7.8. CAPTIONS. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof.

         7.9. NUMBER AND GENDER. The use in this Agreement of singular, plural, masculine, feminine and neuter pronouns, shall include the others as the context may require.

         7.10. EXECUTION IN COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same document. An executed faxed counterpart of this Agreement shall be binding on the parties and for evidentiary purposes, shall be deemed to be an original.

         7.11. SEVERABILITY. In case any of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had been limited or modified (consistent with its general intent) to the extent necessary to make it valid, legal and enforceable, or if it shall not be possible to so limit or modify such invalid, illegal or unenforceable provision or part of a provision, this Agreement shall be construed as if such invalid, illegal or unenforceable provision or part of a provision had never been contained in this Agreement, so long as to do so would not materially alter the rights or obligations of the parties considered as a whole.

         7.12. AMENDMENTS; WAIVERS. Any waiver by a party of any provision, covenant or condition intended for its benefit must be in writing and executed by that party; provided, however, that any waiver by the Investors holding fifty percent (50%) or more of the Purchased Shares shall be deemed to be a waiver by all Investors, provided that if a waiver treats any Investor differently from other Investors, it must be consented to by such Investor. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege preclude any further exercise thereof or the exercise of any other such right, power or privilege. This Agreement may not be amended as to any Investor except in writing executed by the Company and by the Investor affected by such amendment; provided, however, that any amendment which has been agreed to by the Investors holding fifty percent (50%) or more of the Purchased Shares shall be deemed to have been agreed to by all Investors, unless such amendment treats any Investor differently from other Investors.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

INVESTORS, ENTITIES:              AXIOM VENTURE PARTNERS II LIMITED
                                  PARTNERSHIP

                                  By:  Axiom Venture Associates II Limited
                                  Liability Company, its General Partner

                                  By:  /s/ Samuel F. McKay
                                     _____________________________________

                                  Its:____________________________________

                                  HAMBRECHT & QUIST

                                  By:
                                     _____________________________________

                                  Its:____________________________________

                                  TELANTIS VENTURE PARTNERS V, INC.

                                  By:  /s/ Richard W. Dyer
                                     _____________________________________
                                       Richard W. Dyer, Treasurer

                                  W, A & H INVESTMENTS LLC

                                  By: Wessels, Arnold & Henderson Group, L.L.C.,
                                        its managing member

                                  By:
                                     _____________________________________
                                      Thomas J. Brigl, CFO/Managing Director

                                  McDONALD & COMPANY SECURITIES, INC.

                                  By:
                                     _____________________________________

                                  Its:____________________________________

                                  CLARION CAPITAL CORPORATION

                                  By:
                                     _____________________________________

                                  Its:____________________________________

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

INVESTORS, ENTITIES:              AXIOM VENTURE PARTNERS II LIMITED
                                  PARTNERSHIP

                                  By:  Axiom Venture Associates II Limited
                                  Liability Company, its General Partner

                                  By:
                                     _____________________________________

                                  Its:____________________________________

                                  HAMBRECHT & QUIST

                                  By:
                                     _____________________________________

                                  Its:____________________________________

                                  TELANTIS VENTURE PARTNERS V, INC.

                                  By:  /s/ Richard W. Dyer
                                     _____________________________________
                                       Richard W. Dyer, Treasurer

                                  W, A & H INVESTMENTS LLC

                                  By: Wessels, Arnold & Henderson Group, L.L.C.,
                                        its managing member

                                  By:
                                     _____________________________________
                                      Thomas J. Brigl, CFO/Managing Director

                                  McDONALD & COMPANY SECURITIES, INC.

                                  By:
                                     _____________________________________

                                  Its:____________________________________

                                  CLARION CAPITAL CORPORATION

                                  By:
                                     _____________________________________

                                  Its:____________________________________

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

INVESTORS, ENTITIES:              AXIOM VENTURE PARTNERS II LIMITED
                                  PARTNERSHIP

                                  By:  Axiom Venture Associates II Limited
                                  Liability Company, its General Partner

                                  By:
                                     _____________________________________

                                  Its:____________________________________

                                  HAMBRECHT & QUIST

                                  By:
                                     _____________________________________

                                  Its:____________________________________

                                  TELANTIS VENTURE PARTNERS V, INC.

                                  By:
                                     _____________________________________
                                       Richard W. Dyer, Treasurer

                                  W, A & H INVESTMENTS LLC

                                  By: Wessels, Arnold & Henderson Group, L.L.C.,
                                        its managing member

                                  By: /s/ Ken J. Wessels
                                     _____________________________________
                                      Ken J. Wessels, CEO Managing Director

                                  McDONALD & COMPANY SECURITIES, INC.

                                  By:
                                     _____________________________________

                                  Its:____________________________________

                                  CLARION CAPITAL CORPORATION

                                  By:
                                     _____________________________________

                                  Its:____________________________________

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

INVESTORS, ENTITIES:              AXIOM VENTURE PARTNERS II LIMITED
                                  PARTNERSHIP

                                  By:  Axiom Venture Associates II Limited
                                  Liability Company, its General Partner

                                  By:
                                     _____________________________________

                                  Its:____________________________________

                                  HAMBRECHT & QUIST

                                  By:
                                     _____________________________________

                                  Its:____________________________________

                                  TELANTIS VENTURE PARTNERS V, INC.

                                  By:
                                     _____________________________________
                                       Richard W. Dyer, Treasurer

                                  W, A & H INVESTMENTS LLC

                                  By: Wessels, Arnold & Henderson Group, L.L.C.,
                                        its managing member

                                  By:
                                     _____________________________________
                                      Thomas J. Brigl, CFO/Managing Director

                                  McDONALD & COMPANY SECURITIES, INC.

                                  By:
                                     _____________________________________

                                  Its:____________________________________

                                  CLARION CAPITAL CORPORATION

                                  By: /s/ Morton Cohen
                                     _____________________________________

                                  Its: Chairman
                                      ____________________________________

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.


COMPANY:                              AIRONET WIRELESS COMMUNICATIONS, INC.


                                      By: /s/ Kenneth W. Haver
                                         _________________________________
                                           Kenneth W. Haver, Treasurer


INVESTORS, INDIVIDUALS:               /s/ Frank B. Carr
                                      ____________________________________
                                      FRANK B. CARR

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.


COMPANY:                              AIRONET WIRELESS COMMUNICATIONS, INC.


                                      By:
                                         _________________________________
                                           Roger J. Murphy, President


INVESTORS, INDIVIDUALS:               /s/ Frank B. Carr
                                      ____________________________________
                                      FRANK B. CARR

                                                EXHIBIT A
                                                ---------
                                         SUBSCRIPTION AGREEMENT
                                  AIRONET WIRELESS COMMUNICATIONS, INC.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Number
                                                                                                  Purchased Shares
                                                                                                        and
                                                                                                       Number          Aggregate
                                       State and Type             Principal Place                      Warrants         Purchase
         Investor                      of Organization               of Business                                         Price
------------------------------------------------------------------------------------------------------------------------------------
Axiom Venture Partners II Limited   Connecticut                  Cityplace II, 17th Floor            714,285 shares   $2,500,000.00
Partnership                         Limited Partnership          185 Asylum Street                 214,285 warrants
                                                                 Hartford, CT 06103
------------------------------------------------------------------------------------------------------------------------------------
Hambrecht & Quist ("H&Q") (1)                                    One Bush Street                     571,429 shares   $2,000,000.00
                                                                 San Francisco, CA 64104           171,429 warrants
------------------------------------------------------------------------------------------------------------------------------------
Telantis Venture                    Delaware Corporation         12501 World Plaza Lane              104,762 shares     $366,667.00
Partners V, Inc. ("TVP") (2)                                     Ft. Myers, FL 33907                31,429 warrants
------------------------------------------------------------------------------------------------------------------------------------
Telantis Venture                    Delaware Corporation         12501 World Plaza Lane               79,365 shares     $277,777.50
Partners V, Inc. (3)                                             Ft. Myers, FL 33907                23,810 warrants
------------------------------------------------------------------------------------------------------------------------------------
W, A & H Investments LLC            Minnesota                    601 Second Avenue South             142,857 shares     $500,000.00
                                    Limited Liability Company    Minneapolis, MN  55402-4314        42,857 warrants
------------------------------------------------------------------------------------------------------------------------------------
McDonald & Company Securities,      Ohio Corporation             800 Superior Avenue, Suite 2100     142,857 shares     $500,000.00
Inc.("M&CS")(1)                                                  Cleveland, OH 44114-2603           42,857 warrants
------------------------------------------------------------------------------------------------------------------------------------
Frank B. Carr                       an individual, residing in   800 Superior Avenue, Suite 2100      28,571 shares     $100,000.00
                                    Ohio                         Cleveland, OH 44114-2603            8,571 warrants
------------------------------------------------------------------------------------------------------------------------------------
Clarion Capital Corporation         Ohio                         1801 East Ninth Street               57,143 shares     $200,000.00
                                    Corporation                  Cleveland, OH 44114                17,143 warrants
------------------------------------------------------------------------------------------------------------------------------------




(1) H&Q and M&CS will have until April 30, 1998 to execute agreements and to purchase shares, if at all (if not then purchased Aironet may offer such shares to the other listed investors)

(2) TVP purchased 79,365 shares with Axiom's tranche; 3,175 shares with Carr's tranche; 15,873 shares with WA&H'S tranche; and 6,349 shares with Clarion's tranche

(3) TVP to purchase an additional 63,492 shares if H&Q funds, and an additional 15,873 shares if M&CS funds (or a proportionate amount if Aironet offers such shares to the other listed investors)

                                    EXHIBIT B
                                FORM OF WARRANTS


Attached

                                    EXHIBIT B



OWNERSHIP, ENCUMBRANCE, PLEDGE, ASSIGNMENT, TRANSFER, OR OTHER DISPOSITION OF THE WARRANTS EVIDENCED BY THIS CERTIFICATE, AND ANY SHARES ISSUED UPON THE EXERCISE HEREOF, ARE SUBJECT TO RESTRICTIONS CONTAINED IN A STOCKHOLDERS AGREEMENT DATED AND EFFECTIVE AS OF MARCH 31, 1998, BY AND AMONG THE CORPORATION AND ITS STOCKHOLDERS (THE "STOCKHOLDERS AGREEMENT"), A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE CORPORATION.

NEITHER THE WARRANTS EVIDENCED BY THIS CERTIFICATE NOR ANY SHARES ISSUABLE UPON ITS EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS ("STATE LAWS") AND HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT REGISTERING THE WARRANTS AND/OR SHARES UNDER THE ACT AND STATE LAWS OR (ii) A TRANSACTION PERMITTED BY RULE 144 OR RULE 145 UNDER THE ACT OR EQUIVALENT STATE LAWS FOR WHICH THE ISSUER HAS RECEIVED REASONABLY SATISFACTORY EVIDENCE OF COMPLIANCE WITH THE PROVISIONS OF SUCH APPLICABLE RULE OR (iii) AN OPINION OF COUNSEL SATISFACTORY TO ISSUER THAT SUCH WARRANTS AND/OR SHARES ARE EXEMPT FROM THE REGISTRATION PROVISIONS OF THE ACT AND STATE LAWS OR (iv) A NO-ACTION LETTER FROM THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION AND THE APPLICABLE STATE DIVISIONS OF SECURITIES THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR STATE LAWS.

Warrant Certificate No. __   Warrants to Purchase________ Shares of Common Stock

                      AIRONET WIRELESS COMMUNICATIONS, INC.
                           INCORPORATED UNDER THE LAWS
                            OF THE STATE OF DELAWARE

         This certifies that for value received, __________________, or any permitted transferee ("Holder"), is entitled to purchase from Aironet Wireless Communications, Inc. ("Aironet") _______ shares (adjusted as provided in Exhibit A, the "Warrant Shares") of Aironet's Common Stock, $.01 par value ("Common"), at Three and 50/100 Dollars ($3.50) per share (adjusted as provided in Exhibit A, the "Warrant Price"), which equals an aggregate purchase price of ___________________________ Dollars ($_________), at or after, and not before, the consummation of the earlier of either (i) the first firm commitment underwritten public offering of the Common (or units which include the Common as an element) at a public offering price of not less than Eight Dollars ($8.00) per share, pursuant to a Registration Statement, on Form S-1 or other appropriate form, filed by Aironet under the Act, pursuant to which Aironet receives proceeds, net of underwriting discounts, commissions and other expenses of the offering, of not less than Eight Million Dollars ($8,000,000) ("IPO");
(ii) the sale of Aironet as an entirety, whether by merger, consolidation, stock sale, asset sale, or otherwise, for the higher of a gross sale price of Seventy Five Million Dollars ($75,000,000) or Eight Dollars ($8.00) per share ("Private Sale"); (iii) a Change in Control (defined in Exhibit A); or (iv) a Spin-Off (defined in Exhibit A) (the occurrence of an IPO, Private Sale, Change in Control and/or Spin-Off is referred to herein as the "Exercise Event"). To the extent remaining un-exercised, these Warrants shall terminate on March 31, 2001, 5:00 P.M., E.T., and thereafter shall entitle Holder to no rights. These Warrants are subject to the terms and conditions set forth on the face of this certificate and in Exhibit A attached hereto, which by this reference are incorporated herein in their entirety.
                                        Aironet Wireless Communications, Inc.
Date:_________________
                                        ------------------------------------
                                        Roger J. Murphy, President

                                        ------------------------------------
                                        Jay R. Faeges, Assistant Secretary

                                   EXHIBIT A
                          WARRANT TERMS AND CONDITIONS
                      AIRONET WIRELESS COMMUNICATIONS, INC.


         1. TRANSFER. Transfer of the Warrants is restricted as set forth in the restrictive legends set forth in the Warrant certificate to which this Exhibit A is attached.

         2. EXCHANGE OF WARRANT CERTIFICATE. Upon Holder's written request, Aironet shall exchange the Warrant certificate for one or more certificates entitling Holder to purchase a like aggregate number of Warrant Shares. At Holder's request and upon delivery to Aironet of a Lost Warrant Affidavit and surety bond reasonably acceptable to Aironet, Aironet will deliver to Holder replacement Warrant certificates for mutilated, lost, stolen or destroyed Warrant certificates.

         3. EXERCISE OF AND PAYMENT FOR WARRANTS.

                  a. Exercise. The Warrants shall be deemed to have been exercised automatically upon the consummation of a Private Sale for which Aironet has provided the Holder at least fifteen (15) days prior written notice, and upon Aironet's receipt of a Holder's written notice of exercise provided to Aironet in the event of an IPO, Change in Control or Spin-Off at any time prior to their termination as provided on the face of the Warrant certificate to which this Exhibit A is attached.

                  b.       Payment of Warrant Price.

                           i. If the applicable Exercise Event is an IPO, Change
                  in Control or Spin-Off, then within ten (10) days of Holder's receipt of written notice from Aironet of the event, Holder shall pay the aggregate Warrant Price to Aironet by wire transfer of immediately available funds, pursuant to wire instructions provided to Holder by Aironet. Immediately upon Holder's surrender of the Warrant certificate evidencing the exercised Warrants and payment of the Warrant Price, Aironet shall issue and deliver to Holder certificates for the Warrant Shares then purchased. The Warrant Shares when paid for and issued shall be fully paid and non-assessable, and shall be deemed issued as of the date of surrender of the Warrant certificate and payment of the aggregate Warrant Price.

                           ii. If the applicable Exercise Event is a Private
                  Sale, then Aironet shall provide Holder with at least fifteen
                  (15) days written notice prior to consummating such transaction, and Holder shall receive, on a cashless exercise basis, the kind and amount of consideration it would be entitled to receive as if the Warrants had been duly exercised in full prior to such event and as if Holder owned the number of Warrant Shares that could be purchased with such consideration, less the aggregate Warrant Price.

                  c. Payment of Taxes. Aironet will pay all documentary stamp taxes, if any, attributable to the initial issuance and delivery of the Warrant Shares, and Holder will pay all other taxes, if any.

                  d. Change in Control. A "Change in Control" is deemed to have occurred upon (i) any Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (as amended, the "Exchange Act")), directly or indirectly, of fifteen percent (15%) or more of the combined voting power of Telxon's Voting Securities, or (ii) the holders of Telxon's securities entitled to vote thereon approve, or there otherwise occurs or is commenced, a sale, lease, exchange or other disposition of all or substantially all the assets, or the dissolution or liquidation, of Telxon, or any merger, consolidation or reorganization to which Telxon is a party and as the result of which Telxon's stockholders prior to the transaction do not own at least fifty percent (50%) of the voting power of the surviving entity in the election of directors, or (iii) the Continuing Directors cease for any reason to constitute at least a majority of the Telxon Board of Directors, or (iv) any other event occurs which is of such a nature that would be required to be reported as a change in control in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof pursuant to Section 13 or 15(d) of the Exchange Act, or similar successor public filing. "Continuing Directors" means and includes the persons constituting Telxon's Board of Directors as of the date of this Agreement as well as each person who becomes a director of Telxon subsequent to the date of this Agreement whose election, or nomination for election by Telxon's stockholders, was approved by an affirmative vote of at least a majority of the then Continuing Directors (either by a specific vote or by approval of the proxy statement of Telxon in which such person is named as a nominee for director or of the inclusion of such person in such proxy statement as such a nominee, in any such case without objection by any member of such approving majority of the then Continuing Directors to the nomination of such person or the naming of such person as a director nominee), for so long as each such director shall remain in office. "Person" means and includes any individual, corporation, partnership, group, association or other "person", as such term is used in Section 14(d) of the Exchange Act, but excluding Telxon or any employee benefit plan sponsored by Telxon. "Voting Securities" means the Telxon Common
         Stock, par value $0.01 per share, and any and all other then outstanding Telxon securities ordinarily having the right to vote generally in the election of the Telxon directors.

                  e. Spin-Off. "Spin-Off" shall mean any spin-off, dividend or other distribution of Aironet Common by Telxon to its stockholders.

         4. RESERVATION OF SHARES. Aironet represents and warrants that it has reserved, and so long as the Warrants remain outstanding it will keep reserved, the number of shares of Common which are subject to purchase under the Warrants from time to time. Prior to its exercise or termination, Aironet will keep a copy of this Warrant certificate on file with its transfer agent.

         5. PRESERVATION OF PURCHASE RIGHTS UPON RECLASSIFICATION, CONSOLIDATION, ETC. At the date of this Warrant certificate, each Warrant entitles the Holder to purchase one (1) Warrant Share for the Warrant Price. Hereafter, until their exercise or termination, the number of Warrant Shares that may be purchased and the Warrant Price per Warrant Share may be adjusted upward or downward as provided in this Section 5.

                  a. Adjustment in the Number of Warrant Shares. The number of Warrant Shares that each Warrant entitles the Holder to purchase shall be proportionately adjusted upward for any increase, or downward for any decrease, in the number of issued and outstanding shares of Common resulting from a stock split, reverse stock split, stock dividend, combination or reclassification effected without receipt of consideration by Aironet, and in no other circumstance.

                  b. Adjustment in the Warrant Price. The Warrant Price per Warrant Share shall be proportionately adjusted downward for any increase, or upward for any decrease, in the number of issued and outstanding shares of Common resulting from a stock split, reverse stock split, stock dividend, combination or reclassification effected without receipt of consideration by Aironet, and in no other circumstance.

                  c. Warrant Certificates. Upon any adjustments in the number of Warrant Shares and Warrant Price, Aironet shall record such adjustments on its stock transfer records, and the Holder may, but need not, surrender this certificate to Aironet for replacement with Warrant certificates that evidence the revised number of Warrant Shares and Warrant Price.

         6. FRACTIONAL INTERESTS. Aironet shall not be required to issue fractional Warrant Shares on the exercise of the Warrants or upon any adjustment pursuant to Section 5 in the number of Warrant Shares that each Warrant entitles a Holder to purchase. Any fractional Warrant Shares that would otherwise result from any such adjustments or exercise shall be eliminated either by rounding up to the next higher whole number of Warrant Shares for fractions of one-half (1/2) or more, or by rounding down to the next lower whole number of Warrant Shares for fractions of less than one-half (1/2).

         7. NO RIGHTS AS STOCKHOLDER. The Warrants do not confer upon Holder any rights as a stockholder of Aironet prior to Holder's exercise of the Warrants. Without limiting the generality of the foregoing, the Warrants do not entitle Holder to vote, receive dividends, consent or receive notices as a stockholder in respect of any meeting for the election of directors or any other matter; provided, however, that transferability of the Warrants is restricted pursuant to the terms and conditions in the Stockholders Agreement among Aironet and its Stockholders on the same basis as the Common and any other security which is governed thereby.


         8.       MISCELLANEOUS.

                  a. These Warrants are issued in accordance with the laws governing corporations organized under the laws of the State of Delaware and securities issued in the State of Ohio, and shall be construed under and governed by such laws without regards to conflict or choice of laws, statutes, regulations, rules or principles. Any action relating to theses Warrants or their issuance shall be brought in the courts, state or federal, sitting in Summit County, Ohio, and the Holder by taking delivery of this certificate consents to the jurisdiction and venue of such courts, and agrees not to contest venue on the grounds of forum non conveniens or otherwise.

                  b. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given upon receipt, or if delivered or sent by facsimile transmission, upon confirmation of transmission, or if sent by overnight courier for next day delivery, the next business day after deposit, to the Holder at its address as set forth in the stock records of Aironet, and to Aironet at its principal place of business.

                  c. Subject to provisions herein regarding restrictions on transferability, these Warrants shall inure to the benefit of Holder, and its permitted successors and assigns.

                  d. The captions in this certificate are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this certificate of the masculine, feminine or neuter pronoun, shall include the others as the context may require.

                  e. Any waiver or amendment of any provision, covenant or condition of these Warrants must be in writing and executed by Aironet and Holder. No delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

                               (End of Exhibit A)

                                    EXHIBIT C
                           WIRE TRANSFER INSTRUCTIONS


Bank information:
Address:

Bank One, NA
50 South Main Street
Akron, Ohio 44308-1888
Branch #001

Aironet Account #:617704499

ABA Routing #:044000037

                                   EXHIBIT D
                             SUBSCRIPTION AGREEMENT
                     AIRONET WIRELESS COMMUNICATIONS, INC.

                                  RISK FACTORS
                                  ------------

         Investment in the Common involves a high degree of risk. Investors should consider all relevant factors, including the following and the other information provided by the Company before making a decision to invest in the Common and are encouraged to consult with their legal and financial advisors. Discussions of documents herein are only summaries which are modified by, and the Investors should read, such documents in their entirety.

FACTORS AFFECTING OPERATING RESULTS

         The Company's results of operations are affected by a wide variety of factors, including economic conditions specific to the industries in which it competes, decreases in average selling price over the life of any particular product, the timing and manufacturing complexity of new product introductions (by the Company and its suppliers, as well as its competitors), the timely implementation of new manufacturing technologies (by the Company and its suppliers, as well as its competitors), the ability to safeguard patents and other intellectual property in a rapidly evolving market, and the rapid increase in demand for some products and the rapid decline in demand for others. Market demand for the Company's products, particularly for those most recently introduced, can be difficult to predict. This could lead to revenue volatility if the Company were unable to provide sufficient quantities of specified products or if demand for new products does not develop as anticipated.

         The Company's shipments during any particular quarter generally represent orders received either during that quarter or shortly before the beginning of that quarter. Shipments of orders received in a fiscal quarter are generally filled from products manufactured in that quarter. The Company utilizes contractors to manufacture subassemblies used in the Company's products; accordingly, the Company's ability to fill orders is dependent upon the ability of its contract manufacturers to fill the orders of the Company. There can be no assurance that, during any given quarter, the Company's contract manufacturers will be able to accommodate any given order. Therefore, the Company's financial performance in any given quarter is dependent to a significant degree upon obtaining orders in that quarter which can be manufactured and delivered to its customers in that quarter. Financial performance for any given quarter cannot be known or fully assessed until near the end of that quarter. Furthermore, any quarter's results are necessarily indicative of annualized performance.

         The Company has historically recognized product revenues evenly over each quarter. A significant portion of the Company's expenses is relatively fixed, and the timing of increases or decreases in such expenses is based in large part on the Company's forecast of future revenues. As a result, the Company may be unable to quickly adjust expenses to appropriate levels in the event that the level of actual or potential business is greater or lesser than that anticipated by the Company, which could have a material adverse affect on the Company's results of operations.

DEPENDENCE ON NEW PRODUCTS

         The Company's future success depends in part on its ability to develop and introduce on a timely basis new or enhanced products which will compete effectively on the basis of price and performance. The success of new product introductions is dependent upon several factors, including timely completion of new product designs, the ability of the Company and its contract manufacture's to manufacture new products and the Company's achievement of acceptable margins and market acceptance.

         There can be no assurance that the Company's research and development activities will lead to the identification or successful introduction of new or enhanced products or that the Company will not encounter delays or problems in connection therewith. Furthermore, customers may defer purchases of existing products in anticipation of new or enhanced products. Moreover, there can be no assurance that there will not be delays in commencing volume production of such products or that such products will ultimately be commercially successful.

         In addition, the average selling prices for wireless data products generally decrease over the products' lives. To mitigate such decreases, the Company seeks to reduce manufacturing costs of existing products and to introduce new products, functions and other price/performance-enhancing features. To the extent that such cost reductions, product enhancements and new product introductions do not occur in a timely manner or do not achieve market acceptance, the Company's operating results could be materially adversely affected.

PRODUCT DEVELOPMENT AND TECHNOLOGICAL CHANGE

         Markets for the Company's products are characterized by rapid changes in technology, short product life cycles and evolving industry standards. The Company believes that its future success will depend, in part, upon its ability to continue to improve its product architectures and develop new technologies in order to remain competitive.

         The Company has and continues to expend substantial resources in developing products that are designed to conform to the recently adopted IEEE
802.11 wireless LAN standard. As the standard has only recently been adopted, there can be no assurance that it will have a meaningful commercial impact in the Company's marketplace, or what effect any resulting product standardization may have on the Company's competitive position or profitability. Further, in connection with the promulgation of the IEEE 802.11 standard, each member of the Standards Committee represented to the Committee that, to the extent compliance with the 802.11 standard requires a license of any patents owned by such member, it would license those patents on a fair and equitable basis. The Company is currently negotiating a cross license with Lucent Technologies, pursuant to which the Company would license certain patents to Lucent and Lucent would license certain patents to the Company, relating to compliance with the 802.11 standard. The Company's ability to market products that comply with the 802.11 standard may depend upon its ability to obtain the Lucent and similar licenses from others, however, there is no assurance that, if required, the Company will be able to obtain such licenses, or that they can be obtained at a reasonable cost.
                                Exhibit D Page 2

The Company's failure to obtain any required license at a commercially reasonable cost could adversely impact the Company's profits.

         The Company believes its future success is also dependent, in part, upon its ability to continue to enhance and broaden its current line of products through internal development and the acquisition of new technologies. There can be no assurance that the Company will be able to identify or acquire technologies or otherwise implement its growth strategy successfully. For the Company to manage its growth, it must continue to improve operations and financial and management information systems and effectively motivate and manage employees. If the Company is unable to successfully pursue and manage such growth, its business and results of operations could be materially adversely affected.

INTELLECTUAL PROPERTY

         The Company regards certain of its hardware and software products as proprietary and relies on a combination of United States and foreign patent, copyright, trademark and trade secret laws, as well as license and other contractual confidentiality provisions, to protect its proprietary rights. There can be no assurance that the Company's pending United States or foreign patent applications will be approved or that its issued United States or foreign patents or pending applications will not be challenged, invalidated or circumvented by competitors, or that rights granted thereunder will provide meaningful proprietary protection. Despite the Company's efforts to safeguard and maintain its proprietary rights, there can be no assurance that the Company will be successful in doing so or that the Company's competitors will not independently develop, patent or license from others technologies that are substantially equivalent or superior to the Company's technologies.

         The Company's products also utilize hardware and software technologies licensed from third parties, necessary for the Company's manufacture and sale of certain of its products. An early termination of these license agreements could have a material adverse affect on the Company's ability to market such products and, hence, on its business, results of operations and financial condition.

         The Company believes that its products, processes and trademarks do not infringe the rights of third parties, but there can be no assurance that third parties will not assert infringement or other related claims against the Company or its licensors in the future, that any such assertions by third parties will not result in litigation or that the Company and/or its licensors would prevail in any such litigation or be able to license any valid and infringed patents or other intellectual property from third parties on commercially reasonable terms. Litigation, regardless of its outcome, could result in substantial cost to and diversion of resources of the Company. Any infringement claim or related litigation against the Company could materially adversely affect the Company's ability to market its products and, hence, its business, financial condition and results of operations.

CANADIAN CONTRACTS

         From 1987 through 1992, the Company's subsidiary, Telesystems SLW Inc. ("Telesystems") (k.n.a. Aironet Canada Ltd.), acquired partial funding for the development of early spread spectrum

                                Exhibit D Page 3
technology from the Canadian Government Industrial Research Assistance Program, the Defense Industrial Research Program and the Industrial And Regional Development Program (the "Funding Contracts"). The technology developed by Telesystems under these programs has been superseded by technology developed by the Company. The Funding Contracts contain certain restrictions on manufacturing products that incorporate the technology developed thereunder and licensing such technology outside of Canada without the consent of the applicable governmental funding agency. The Company recently moved its assembly and certain development operations from Canada to the United States and believes that it and Telesystems are in full compliance with the terms of the Funding Contracts and that the restructuring of the Company's operations has not resulted in a breach of the Funding Contracts; however, there can be no assurance that the Company's position will not be challenged, and if challenged that the Company will ultimately prevail in its position.

DEPENDENCE UPON KEY SUPPLIERS AND MANUFACTURING CAPABILITY

         Sub-assemblies for the Company's products are assembled by contract manufacturers. The Company does not believe that the loss of any one contract manufacturer would have a material long-term adverse affect on its business, though there could be short term adverse affects, including set-up costs and delays, if the Company changes any single contract manufacturer.

         Other than during new product ramp up, when the Company acquires components which are in turn provided to the Company's contract manufacturers, Aironet's contract manufacturers acquire components for the Company's products. Some components are acquired from single source suppliers, and others from a limited number of suppliers. The Company has in the past encountered, and may in the future encounter, shortages and delays in deliveries of sub-assemblies and components. Such shortages and delays could have a material adverse affect on the Company's ability to ship its products.

         The Company's sole assembly facility is located in Summit County, Ohio. If the Company is unable to use this facility for any reason, the Company's operations could be materially adversely affected until the Company could obtain other assembly capability.

         Many of the Company's current contract manufacturers are located outside of the United States. International procurement and manufacturing are subject to the risks inherent in foreign operations, such as protective tariffs, trade disputes, export/import controls and transportation delays and interruptions.

RISKS OF SALES OUTSIDE OF THE UNITED STATES

         The Company receives revenues from sales to customers located outside of the United States. The Company views greater sales outside of the United States as a source of growth for the Company. To further the Company's goal of increasing sales outside the United States, it established a commissioned sales subsidiary, Aironet S.A., in Brussels, Belgium. Failure of the Company, either directly or through Aironet S.A., to successfully market its products outside the United States could have a material adverse affect on the future growth of the Company.

                                Exhibit D Page 4

         The Company operates Aironet S.A. as a disclosed commission sales subsidiary; however, there can be no assurance that the Belgian taxing authorities will not seek to impose permanent establishment treatment on the Company as a result of its Belgian subsidiary, which would result in increased tax liabilities.

         Sales outside of the United States carry a number of inherent risks, including risks of currency exchange fluctuations, the need for export licenses, tariffs and other potential trade barriers and regulations, transportation delays and interruptions, reduced protection for intellectual property rights in some countries, the impact of recessionary environments in economies outside the United States and generally longer receivables collection periods. The Company's business is also subject to the risks associated with changes in domestic or foreign regulatory requirements and safety and quality standards. The Company cannot predict whether quotas, duties, taxes or other charges or restrictions will be imposed by the United States or other countries upon the importation or exportation of the Company's products or supplies in the future or what, if any, effect such actions would have on the Company's financial condition and results of operations.

DEPENDENCE ON A LIMITED NUMBER OF OEM CUSTOMERS

         Historically, a substantial portion of the Company's revenue has been derived from a limited number of OEM customers. Sales to the Company's majority stockholder, Telxon Corporation ("Telxon "), represented a significant percentage of the Company's total revenue during fiscal 1998. The Company expects that sales to a limited number of OEM customers will continue to account for a substantial portion of its revenue during any period for the foreseeable future. The Company also has experienced quarter to quarter variability in sales to each of its major OEM customers and expects this pattern to continue in the future. The loss of one or more of the Company's major OEM customers could have a material adverse affect on the Company's results of operations.

         Sales of many of the Company's wireless networking products depend in significant part upon decisions of prospective OEM customers to develop and market wireless solutions which incorporate the Company's wireless technology. OEM customers' orders are affected by a variety of factors such as new product introductions, regulatory approvals, end user demand for OEM customers' own products, product life cycles, inventory levels, manufacturing strategy, contract awards, competitive conditions and general economic conditions. Sales of the Company's products generally involve a significant commitment of capital and other resources by its customers, with the attendant delays associated with such customers' internal procedures to approve such commitments. For these and other reasons, the design-in cycle associated with the purchase of the Company's wireless products by OEM customers generally ranges from 6 to 18 months, and is subject to a number of significant risks, including customers' budgeting constraints and internal acceptance that are beyond the Company's control. The Company typically plans its production and inventory levels based on internal forecasts of OEM customer demand, which is highly unpredictable and can fluctuate substantially. In addition, the Company's agreements with OEM customers typically do not require minimum purchase quantities, and a significant reduction, delay


                                Exhibit D Page 5
 or cancellation of orders from any of these customers could have a material adverse affect on the Company's results of operations. If revenue forecasted from a specific customer for a particular quarter is not realized in that quarter, the Company's operating results for that quarter could be materially adversely affected. In addition, there can be no assurance that the Company will become a qualified supplier for new OEM customers or that the Company will remain a qualified supplier for existing OEM customers.

COMPETITION

         The wireless LAN and bridge markets are intensely competitive and characterized by rapidly changing technology, short product life cycles and evolving industry standards. The Company's ability to compete in these markets successfully depends on a variety of factors, including the ability to develop new products and features, support industry standards such as the IEEE 802.11 wireless LAN standard, product performance and quality, price, distribution channels and manufacturing capacity. In the wireless LAN market, the Company competes primarily with Proxim, Lucent Technologies, IBM and Symbol Technologies. In the wireless bridge market, the Company competes primarily with Cylink, Persoft and Solectek. Many of the Company's current and potential competitors have substantially greater financial, technical, manufacturing and marketing resources than the Company. There can be no assurance that the Company will be able to compete successfully against these competitors or that competitive pressures faced by the Company will not adversely affect its business or operating results.

MANAGEMENT OF GROWTH

         The Company's growth to date has placed, and will continue to place, significant demands on its managerial, operational, financial and other resources. The Company's ability to manage its growth effectively will require it to improve its operational and financial systems. These demands will require the addition of new management personnel and the development of additional expertise by existing management. The failure of the Company's management team to effectively manage growth, should it occur, could have a material adverse impact on the Company's results of operations.

DEPENDENCE ON KEY PERSONNEL

         The Company's future depends in large part on the continued service of its key technical, marketing and management personnel and on its ability to continue to attract and retain qualified employees, particularly those highly skilled design, process and test engineers involved in the manufacture of existing products and the development of new products and processes. The competition for such personnel is extremely intense, and the loss of key employees could have a material adverse affect on the Company's business, financial condition and results of operations.

UNCERTAIN GOVERNMENT REGULATION

         In the United States, the Company and its products are subject to various FCC rules and regulations. Current FCC regulations permit license-free operation in certain FCC-certified bands in the radio spectrum. Aironet's spread spectrum wireless products are certified for unlicensed operation

                                Exhibit D Page 6
in the 902-928 MHz and 2.4-2.4835 GHz frequency bands. Operation in these frequency bands is governed by rules set forth in Part 15 of the FCC regulations. The Part 15 rules are designed to minimize the probability of interference to the other users of those frequency bands, and, thus, accord Part 15 systems secondary status. In the event that there is interference between a primary user and a Part 15 user, a higher priority user can require the Part 15 user to curtail transmissions that create interference.

         There can be no assurance that the occurrence of regulatory changes, including changes in the allocation of the available frequency spectrum, would not significantly impact the Company's operations by rendering current products obsolete, restricting the applications and markets served by the Company's products or increasing the opportunity for additional competition.

         The Company's products are also subject to regulatory requirements in international markets. To date, Aironet has obtained certifications for the Company's products several countries and as well as approval for use in other countries which rely on or reference certification requirements of regulatory bodies such as the FCC and the European Telecommunications Standards Institute ("ETSI"). Each new Aironet product or OEM customer product must be certified or otherwise qualified for use in each country. While there can be no assurance that the Company will be able to comply with regulations in any particular country, the Company has designed its products to minimize the design modifications required to meet various international regulations. Changes in, or the failure by the Company to comply with, applicable domestic and international regulations could have a material adverse affect on the Company's business and operating results. In addition, with respect to those countries that do not follow FCC regulations, Aironet may need to modify its products to meet local rules and regulations.

HEALTH AND SAFETY RISKS

         There has been publicity regarding the potentially adverse affects of electromagnetic emissions from cellular telephones. While the Company's wireless networking products also emit electromagnetic radiation, the Company believes its products pose no material safety concerns because of the low power output of the Company's products and the distance typically maintained between the Company's products and the end user in normal operation. There can be no assurance, however, that safety issues relating to the Company's products will not arise in the future. Any such safety issues could have a material adverse affect on the Company's business. Even if such safety concerns prove to be baseless, the resultant publicity could have a material adverse affect on the Company's value and its ability to market its products.

VALUE OF COMPANY

         The Company has established the price of the Common based on arms length negotiations with the Investors, and such price is not necessarily related to asset value, net worth or other established criteria of value. No outside consultant or investment banker was engaged to render an opinion on the price for the Common or the exercise price of the Warrants, or the fairness from a financial point of view of such prices. No assurance is or can be given that the value ascribed to the Common could be obtained if such interests were transferable and a market existed for such interests.

                                Exhibit D Page 7

FUNDING

         If fully funded, the Company believes that the proceeds of the offering will be sufficient for its short term working capital needs. The Company's belief regarding adequate capitalization is based on certain assumptions concerning revenues and working capital requirements which may not prove accurate. If the Company does not have adequate funds to cover working capital requirements, it will require debt and/or equity financing sources for additional working capital. There is no assurance that a debt or equity financing source will be available, or if available that the Company will elect to acquire such debt or equity financing. Additional financing may be secured by the Company's accounts receivable, inventory and other intangible and tangible assets.

INITIAL PUBLIC OFFERING

         The Company has expressed its desire to consummate an initial underwritten public offering ("IPO") within the next eighteen (18) months. This offering is not conditioned upon consummation of an IPO. There can be no assurance that an IPO will take place within the eighteen (18) months, or at all, and if an IPO does take place, there is no assurance that the Company's underwriters will not restrict the number of shares owned by stockholders, including the Investors, which may be included in that offering. In conjunction with an IPO, the Company will be required to file a registration statement as provided in the Securities Act of 1933 (the "Securities Act"). Any such registration statement must be filed with and reviewed by the Securities and Exchange Commission ("SEC"), and be declared effective at the time of sale of any stock registered thereunder. There is no assurance that any registration statement filed by the Company will be declared effective by the SEC, or if declared effective that it will remain effective for a sufficient period of time to allow the sale of all stock registered thereunder.

CORPORATE STRUCTURE

         A portion of the operations of the Company have been and, to a lesser extent, are currently conducted through subsidiaries which are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts to the Company. Moreover, any right of the Company to receive assets of its subsidiaries upon liquidation or reorganization (and the consequent right of the holders of the Common to participate in those assets) is effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Company.

ABSENCE OF PUBLIC MARKET FOR THE COMMON; RESTRICTIONS ON TRANSFER

         The Common is an illiquid investment subject to various restrictions on transfer and is not easily reduced to cash. In that regard, there is no trading market for the Common. Without the consummation of an IPO, it is not probable that any market for the Common will develop or, if one does develop, that it will be maintained. Without an active market for the Common being developed

                                Exhibit D Page 8
or be sustained, with the resultant, continuing lack of liquidity, the value of the Common could be materially adversely affected.

         The Common has not been registered under any federal or state securities laws and until and unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, registration under applicable federal or state securities laws. Additionally, the Stockholders Agreement generally prohibits (with certain limited exceptions) the transfer of the Common unless and until the Common has first been offered to the Company and then to other holders of the Company's stock on the same terms as the selling stockholder proposes to sell the Common to a third party, and prohibits transfers of the Common to competitors of Aironet (other than Telxon or its subsidiaries).

PROJECTIONS

         Projections provided by the Company to the Investors contain certain forward-looking statements and information relating to the Company that are based on the beliefs of the Company's management as well as assumptions made by and based on information currently available to the Company's management. When used by the Company in any documents or discussions, the words "anticipate," "believe," "estimate" and "expect" and similar expressions, as they relate to the Company or the Company's management, are intended to identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, including these risk factors and any specific assumptions described to Investors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described to Investors as anticipated, believed, estimated or expected. The Company does not intend to update forward-looking statements.

LACK OF INDEPENDENT OPERATING HISTORY

         Since its inception until 1997, Telxon was the Company's sole stockholder, and Telxon continues to be the Company's majority stockholder and largest customer. In fiscal 1998, sales by the Company to Telxon accounted a material percentage of the Company's revenue. To the extent that revenues were insufficient to fund the Company's operations, Telxon also provided the Company with working capital. As at March 31, 1998, the Company was indebted to Telxon for such funding. Telxon has also provided the Company with a variety of general and administrative services, including tax, accounting, legal, human resource, employee benefit, and banking services. After the Closing Date, Telxon will cease funding the Company's operating deficits and the Company will repay its debt to Telxon, and Telxon will begin to cease providing other services.

         Notwithstanding the foregoing, the Company operates as an independent corporation, with its own board of directors and management; however, the Company has not yet engaged in business without the support of Telxon. Accordingly, the Company has no independent business history to consider in making an investment decision regarding the purchase of the Common. Therefore, prospective investors must rely upon the skill and judgement of the Company's management to

                                Exhibit D Page 9
operate the Company without the full range of support that Telxon, as the Company's controlling stockholder, previously provided to the Company.

POTENTIAL CONFLICTS OF INTEREST

         Various conflicts of interest between the Company and Telxon could arise during and following completion of the offering. These are discussed below and should be carefully considered prior to making an investment in the Common. Such discussion is qualified in its entirety by the Company's Stockholders Agreement which should be read in its entirety.

CONSENT TO LIMITATIONS OF LIABILITY

         The Stockholders Agreement provides: (i) that in the event a director, officer or employee of the Company who is also a director, officer or employee of Telxon or its subsidiaries acquires knowledge of a transaction or other matter that may constitute a corporate opportunity of either or both the Company and Telxon or its subsidiaries, such corporate opportunity may be allocated either to the Company or Telxon or its subsidiaries as such director, officer or employee deems appropriate under the circumstances; (ii) for regulating the conduct of certain affairs of the Company as they may involve Telxon and its subsidiaries, directors and officers; (iii) for limiting the liability of Telxon and its subsidiaries for breach of fiduciary duty for actions taken or omitted under certain intercompany agreements; and (iv) generally for eliminating the liability of directors and officers of the Company with respect to certain matters involving Telxon and its subsidiaries, including matters that may constitute corporate opportunities of either or both of the Company and Telxon. Such provisions were adopted in order to regulate the conduct and define the obligations of the respective companies and their respective directors, officers and employees to the extent that the Company and Telxon engage in similar lines of business and enter into contracts and other arrangements with each other during and after this offering. As a condition to their investment in the Company, the Investors must agree to such provisions and, to the fullest extent permitted under Delaware Law, must waive their rights relating to conflicts of interest and corporate opportunities. Such agreement and waiver will restrict such an Investor's ability to challenge transactions carried out in compliance with such provisions.

CROSS-DIRECTORSHIPS AND STOCK OWNERSHIP

         Cross-directorships, personal or business relationships, and ownership interests of directors or officers of the Company in Common Stock of Telxon could create or appear to create potential conflicts of interest when directors and officers are faced with decisions that could have different implications for the Company and Telxon. Nevertheless, the Company believes that such directors will be able to discharge their fiduciary responsibilities.

         Roger Murphy, President, Chief Executive Officer and a Director of the Company, is the son-in-law of Robert F. Meyerson, the former Chief Executive Officer and a former Director of Telxon; Frank E. Brick, a Director of the Company, is also the President and Chief Executive Officer and a Director of Telxon (under the Stockholders Agreement, Telxon may name a second director to the Company's Board who may also be a Telxon "insider"); and James Furneaux, a Director of the

                                Exhibit D Page 10

Company, is a financial consultant to Telxon. Each of these Person's connection to Telxon may result in conflicts of interest for them in connection with dealings between the Company and Telxon.

COUNSEL

         Goodman Weiss Miller LLP ("GWM") is general counsel to the Company, including in connection with this offering, and is also general counsel to Telxon. GWM has advised the Company and Telxon that GWM's representation of both the Company and Telxon in any given matter may create a conflict of interest for GWM, and that if any such conflict were to arise, GWM would take appropriate action to obviate such conflict.

COMPETITION WITH TELXON

         Telxon is an investor in and a customer of several companies that are competitors of the Company. Telxon is not restricted in any manner from competing with the Company, and there can be no assurance that Telxon will not expand, through development of new lines of products or businesses, acquisitions or otherwise, its operations in a manner that might compete with the Company's businesses.

RELATIONSHIP WITH TELXON

CONTROL BY TELXON

         Telxon is currently the majority stockholder of the Company. Upon completion of this offering, Telxon shall remain the majority stockholder of the Company. Pursuant to the Stockholders Agreement Telxon may designate a majority of the directors sitting on the Company's Board.

         Telxon has advised the Company that its current intent is to continue to hold all of the Common currently owned by it. However, Telxon has no agreement with the Company not to sell or distribute such shares. There can be no assurance concerning the period of time during which Telxon will maintain its ownership of the Common, and subject to restrictions on re-sale in the Stockholders Agreement, Telxon's level of ownership can be reduced through sales of the Common by it or by sales of newly issued shares of stock by the Company.

         It is anticipated that for benefit plan purposes, the Company will continue to be part of Telxon's controlled group, which includes Telxon and its other subsidiaries. Under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and federal income tax law, each member of the controlled group is jointly and severally liable for funding and termination liabilities of tax qualified defined benefit retirement plans as well as certain plan taxes. Accordingly, during the period in which the Company is included in Telxon's consolidated or controlled group, the Company could be liable under such provisions in the event any such liability or tax is incurred, and not discharged, by any other member of Telxon's consolidated or controlled group, against which liability Telxon has agreed to indemnify the Company.


                                Exhibit D Page 11

INTERCOMPANY AGREEMENTS

         Telxon and the Company have entered into intercompany agreements, including agreements pursuant to which Telxon has received intellectual property licenses, manufacturing rights, and product and service supply rights from the Company, and will provide the Company with various services that are material to the conduct of the Company's business. With respect to matters covered by the Services Agreement, the relationship between Telxon and the Company is intended to continue in a manner generally consistent with past practices. Because of Telxon's ownership of the Company, none of these agreements have resulted from arm's-length negotiations, and therefore, the prices charged by the Company to Telxon, and to the Company by Telxon, may be higher or lower than prices that may be charged to or by third parties.

PENDING LITIGATION

         On or about January 6, 1995, Aironet filed Applications, Serial Nos. 630,655 and 630,657, with the United States Patent and Trade Office for registration of the trademarks (collectively, the "Marks") titled "Hurricane" and "Aironet and Design," respectively, based on its bona fide intent to use the Marks in interstate commerce. The Marks were published for opposition, and thereafter, America On Line, Inc. ("AOL") obtained extensions of time in which to file an opposition to registration of these Marks.

         AOL has raised its concern that the Marks may cause confusion with an AOL mark. The Company and AOL, through their respective counsel, engaged in discussions concerning resolution of this matter; however, these discussions did not result in a resolution.

         On about April 29, 1996, AOL filed a Notice of Opposition (the "Opposition") to Aironet's "Aironet and Design" mark in the United States Department of Commerce, Patent and Trademark Office-Trademark Trial and Appeal Board (the "TTAB"); however, no opposition to the "Hurricane" mark was filed by AOL. On about July 11, 1996, Aironet filed its Answer to the Opposition. The TTAB calendar for the case has been extended numerous times, and discovery in this case has yet to be completed.

         AOL has not alleged any trademark infringement by Aironet and, to date, there is no outstanding claim for damages, and no suit for trademark infringement has been threatened or filed against Aironet.

         The Company believes that the Opposition is without merit and will vigorously contest it, although there can be no assurance that Aironet will be successful. Based on its knowledge of the foregoing matter and given the present stage of such matter, the Company does not believe that the potential loss, if any, which might result to it if the ultimate outcome in such matter was unfavorable is likely to have a material adverse affect on it or its financial position.

                               Exhibit D Page 12

                                   EXHIBIT E
                         FORM OF STOCKHOLDERS AGREEMENT


Attached

                             STOCKHOLDERS AGREEMENT

         THIS STOCKHOLDERS AGREEMENT (this "Agreement"), is made and effective as of March 31, 1998, by and among Aironet Wireless Communications, Inc., a Delaware corporation (the "Corporation"), and each of the undersigned (together with any person, partnership, association, trust, corporation, limited liability company, or other entity acquiring any Shares (defined herein) in accordance with the terms and conditions of this Agreement or otherwise, the "Stockholders").

                                   BACKGROUND

         WHEREAS, on August 25, 1993, the Certificate of Incorporation of the Corporation was filed by the Secretary of State for the State of Delaware (as amended to date of this Agreement, the "Certificate");

         WHEREAS, under the Certificate the authorized capital stock of the Corporation consists solely of fifteen million (15,000,000) shares of Common Stock, $.01 par value (the "Shares");

         WHEREAS, as of the date hereof, the issued and outstanding Shares are owned of record by the persons and in the amounts set forth in EXHIBIT A to this Agreement; and

         WHEREAS, this Agreement is a condition to the transactions contemplated under the Subscription Agreement dated March 31, 1998, by and among the Corporation and certain of the Stockholders.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of these premises and the agreements made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally and equitably bound, agree as follows:

         1.       BOARD OF DIRECTORS.

         (a) GENERAL. The Corporation shall have a Board of Directors comprised of five (5) directors. Subject to applicable law governing the responsibilities and liabilities of directors, which shall in any event take precedence, the Board's power and authority shall be restricted such that it may take no action which conflicts with the terms hereof or which is reserved to the Stockholders hereunder or under applicable law. Subject to Section 1(b), each Stockholder agrees that the Directors of the Corporation shall be the following persons (and each Stockholder agrees to vote its Shares to effectuate the election of such Directors) until their successors are designated in accordance with this Section 1:


               Two Telxon Corporation ("Telxon") Inside Designees,
            one of whom must be Telxon's Chief Executive Officer, and
         who on the date hereof are Frank E. Brick and Kenneth W. Haver

                              One Outside Director,
                       who shall be designated by Telxon,
                   who on the date hereof is James H. Furneaux

                     One Investor (defined herein) Designee,
                    who on the date hereof is Samuel F. McKay

                                       and

                 The Chief Executive Officer of the Corporation,
                    who on the date hereof is Roger J. Murphy

In addition to the Investor (defined herein) designated Director, the Investors as a group shall be entitled to designate a single observer (the "Investor Observer") who shall not be a Director but shall receive all notices which Directors are entitled to receive and shall be entitled to attend all, but not to participate in, meetings of the Directors.

         (b)      DESIGNATION. For the purpose of the foregoing:

                  (i) the Telxon inside designees and the outside Director shall be named by Telxon in its sole discretion so long as Telxon then owns at least fifty percent (50%) of the then issued and outstanding Shares; the Telxon inside designees, but not the outside Director, shall be named by Telxon in its sole discretion so long as Telxon then owns at least twenty percent (20%), but less than fifty percent (50%), of the then issued and outstanding Shares; and a single Telxon inside designee shall be named by Telxon in its sole discretion so long as Telxon then owns at least five percent (5%), but less than twenty percent (20%) of the then issued and outstanding Shares;

                  (ii) Following a Hostile Change in Control at any time, and following any Change in Control occurring after April 30, 2001, the directors which Telxon is then entitled to designate under Section 1(b)(i) shall thereafter be made by a majority in interest of Axiom Venture Partners II Limited Partnership ("Axiom"), Hambrecht & Quist, Telantis Venture Partners V, Inc. W, A & H Investments LLC, McDonald & Company Securities, Inc., Frank B. Carr and Clarion Capital Corporation, who acquired Shares pursuant to the Subscription Agreement of even date and for so long as any such person or entity is then a Stockholder (the "Investors"), provided that the Investors shall then, and for so long as they thereafter continue to, own an aggregate of at least five (5%) of the then issued and outstanding Shares.

                           (A) A "Change in Control" is deemed to have occurred
                  upon (i) any Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (as amended, the "Exchange Act")), directly or indirectly, of fifteen percent (15%) or more of the combined voting power of Telxon's Voting Securities, or (ii) the holders of Telxon's securities entitled to vote thereon approve, or there otherwise occurs or is commenced, a sale, lease, exchange or other disposition of all or substantially all the assets, or the dissolution or liquidation, of Telxon, or any merger, consolidation or reorganization to which Telxon is a party and as the result of which Telxon's stockholders prior to the transaction do not own at least fifty percent (50%) of the voting power of the surviving entity in the election of directors, or (iii) the Continuing Directors cease for any reason to constitute at least a majority of the Telxon Board of Directors, or (iv) any other event occurs which is of such a nature that would be required to be reported as a change in control in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof pursuant to Section 13 or 15(d) of the Exchange Act, or similar successor public filing; provided that any event described in the foregoing clauses
                  (i)-(iv) shall constitute a "Hostile Change in Control" if the transaction causing such change in control shall not have been approved by the affirmative vote of at least a majority of Telxon's Board of Directors, which approving majority includes a majority of the then Continuing Directors.

                           (B) "Continuing Directors" means and includes the
                  persons constituting Telxon's Board of Directors as of the date of this Agreement as well as each person who becomes a director of Telxon subsequent to the date of this Agreement whose election, or nomination for election by Telxon's stockholders, was approved by an affirmative vote of at least a majority of the then Continuing Directors (either by a specific vote or by approval of the proxy statement of Telxon in which such person is named as a nominee for director or of the inclusion of such person in such proxy statement as such a nominee, in any such case without objection by any member of such approving majority of the then Continuing Directors to the nomination of such person or the naming of such person as a director nominee), for so long as each such director shall remain in office.

                           (C) "Person" means and includes any individual,
                  corporation, partnership, group, association or other "person", as such term is used in Section 14(d) of the Exchange Act, but excluding Telxon or any employee benefit plan sponsored by Telxon.

                           (D) "Voting Securities" means the Telxon Common
                  Stock, par value $0.01 per share, and any and all other then outstanding Telxon securities ordinarily having the right to vote generally in the election of the Telxon directors.
and

                  (iii) the investor designee shall be named by Axiom so long as it holds all of the Shares acquired by it pursuant to the Subscription Agreement of even date, and otherwise by Investors holding no less than seventy five percent (75%) of the Shares then held by the Investors (a "Super Majority in Interest of the Investors"), so long as any such Investor is then a Stockholder, and the observer shall be named by a Super Majority in Interest of the Investors. The Investors shall have the right to name the Investor Board designee so long as they then own an aggregate of at least five (5%) of the then issued and outstanding Shares, and the Investor Observer so long as they then own an aggregate of at least ten percent (10%) of the then issued and outstanding Shares. The person sitting from time to time as the Chief Executive Officer of the Corporation shall automatically succeed as a Director to his predecessor Chief Executive Officer (succeeding Chief
         Executive Officers shall be deemed to be designees for the purposes herein).

         (c) METHOD. A designee may be named at any time, and from time to time, by delivering written notice duly executed by the designator to the Secretary or an Assistant Secretary of the Corporation for inclusion in the Corporation's minute book. Upon receipt of a designation, the Secretary or an Assistant Secretary of the Corporation shall circulate to the Stockholders an action by written consent to effectuate the designation (and each Stockholder agrees to vote its Shares to effectuate the designation).

         (d) COMMITTEES. The Telxon designees and the Investor designee have the right to sit on all committees established by the Board.

         (e) VACANCIES. No vacancy of a Board seat designated and effectuated in accordance with this Section 1 shall be filled other than in accordance with this Section 1. At such time as a designator's shareholdings fall below the percentage required to entitle it to designate Board members, that designator's Board seat shall be deemed vacated and shall not be re-filled except by the vote of the Stockholders in accordance with the Corporation's By-laws.

         (f) BOARD EXPENSES. The Corporation agrees to reimburse each of the directors elected to the Corporation's Board of Directors (and any Investor Observer) for their reasonable out-of-pocket travel and lodging expenses incurred attending Board of Directors' meetings and performing their respective obligations and responsibilities to the Corporation.

         2.  GOVERNANCE.

         (a) BY-LAWS. The Corporation's By-laws shall continue in full force and effect from and after the effective date of this Agreement. To the extent that the terms and conditions of this Agreement conflict with the Corporation's By-laws, the terms and conditions of this Agreement shall control.

         (b) BOARD MEETINGS. The Board of Directors shall conduct at least one Board meeting during each fiscal quarter of the Corporation.

         (c) STOCKHOLDER VOTES. Except as otherwise provided in this Agreement or as required by applicable law, any vote, approval, authorization or other action to be taken by the Stockholders shall be determined by a majority vote based on the number of Shares then owned by them.

         (d) ACTION BY WRITTEN CONSENT. Unless otherwise required by law, any vote, approval, authorization or other action to be taken by the Stockholders or Directors of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the number of Stockholders required to pass such matter at a meeting of the Stockholders where all Stockholders entitled to vote were present, or by all of the Directors, as the case may be. Consents may be executed in several counterparts all of which when taken together shall constitute a single integrated consent. The original (or copies if the originals are not available) of such consents shall be entered in the Corporation's minute book.

         (e) PUBLIC OFFERING AND SALE OF CORPORATION. During the period commencing December 1, 1998, and ending September 30, 2000 (the "Stockholder Approval Period"), or at any time after the occurrence of a Hostile Change in Control, the Stockholders shall have sole authority to direct the Corporation to take the following actions:

                  (i) to undertake any public offering of securities of the Corporation; or

                  (ii) to sell the Corporation as an entirety, whether by merger, consolidation, stock sale, asset sale, or otherwise.

During the Stockholder Approval Period, or at any time after the occurrence of a Hostile Change in Control, in the event that the Investors then own ten percent (10%) or more of the issued and outstanding Shares, and as a group they vote, by majority vote of the Shares held by the Investors, in favor of either: (i) the first firm commitment underwritten public offering of the Shares (or units which include the Shares as an element) at a public offering price of not less than Eight Dollars ($8.00) per Share, pursuant to a Registration Statement, on Form S-1 or other appropriate form, filed by the Corporation under the Securities Act of 1933, as amended, pursuant to which the Corporation receives proceeds, net of underwriting discounts, commissions and other expenses of the offering, of not less than Eight Million Dollars ($8,000,000) ("IPO"); or (ii) the sale of the Corporation as an entirety, whether by merger, consolidation, stock sale, asset sale, or otherwise ("Private Sale"), for the higher of a gross sale price of Seventy Five Million Dollars ($75,000,000) or Eight Dollars ($8.00) per share, then Telxon agrees to also vote its Shares in favor of, and to take all other actions necessary to effectuate, such IPO or Private Sale, and agrees to cause its Board designees to take all actions that are required by law to be taken by a Delaware corporation's board of directors to effectuate any such transaction. Without limiting the generality of Section 6(l), the parties hereby acknowledge and confirm that the provisions of this Section 2(e) shall be binding upon Telxon and any successor-in-interest thereto.

         (f) NEWLY ISSUED SHARES. The Stockholders shall have sole authority to determine whether the Corporation is permitted to issue any equity securities, except in an IPO, or securities convertible into or exchangeable for equity securities. Authority for the Corporation to issue such securities shall require an affirmative vote of at least ninety two and one half percent (92.5%) of all of the then issued and outstanding Shares.

         (g) MERGERS, ASSET SALES ETC. Other than Private Sales approved pursuant to Section 2(e), any merger, consolidation, reorganization, reclassification or recapitalization involving the Corporation, or any sale, lease, exchange or other disposition of all or substantially all of the assets, or the dissolution or liquidation, of the Corporation, shall require the affirmative vote of at least ninety two and one half percent (92.5%) of all of the then issued and outstanding Shares.

         (h) AGREEMENTS WITH TELXON CORPORATION. The Board of Directors shall have sole authority, by the affirmative vote of Directors representing one hundred percent (100%) of the total number of seats then constituting the full Board, to determine whether the Corporation may authorize or approve any contract, agreement, arrangement or transaction (or amendment, modification, assignment, termination or waiver thereof) between Telxon Corporation and the Corporation, or to waive any failure of performance by Telxon Corporation thereunder, other than any of the foregoing which are done in the ordinary course of the Corporation's business.

         3.  TRANSFER OF SHARES.

         (a) PROHIBITION ON TRANSFER. No Stockholder shall sell, exchange, give, transfer, assign, pledge, encumber, hypothecate, or otherwise dispose of any Shares, or any legal, beneficial or other interest in any Shares, whether now owned or hereafter acquired, whether voluntarily, involuntarily, by operation of law, or otherwise, including by way of intestacy, will, gift, bankruptcy, execution, or seizure and sale by legal process (such events separately and collectively are referred to as a "Transfer," and the transferee is referred to as a "Transferee"), except as provided in this Agreement.

         (b) CORPORATION RIGHT OF FIRST REFUSAL. In the event that a Stockholder at any time desires to Transfer all or any portion of its Shares to any third party (the "Offeror"), it must first offer to Transfer its Shares to the Corporation. Such offer must be upon the same terms and conditions as it proposes to Transfer such Shares to the Offeror, which terms and conditions shall be set forth in a written notice of offer (the "Notice of Offer"). The Notice of Offer shall state with particularity the terms upon which the Transfer of the Shares is proposed to be made, including, without limitation, the purchase price to be paid for the Shares, if any, the time and method of payment, and if payment is to be made other than in cash, a description of the non-cash consideration and the rate of interest, if any, to be paid on the non-cash portion of said purchase price (collectively the "Offer Price and Terms"). The Corporation shall have a period of fifteen (15) days after receipt of the Notice of Offer within which to accept (as to all, but not less than all, of the tendered Shares) or reject in writing the offer of Transfer. Should the Corporation accept the offer, it shall, within ten (10) days of its acceptance, acquire the tendered Shares at the Offer Price and Terms. Failure of the Corporation to respond in writing to a Notice of Offer within the fifteen (15) day period shall be deemed a rejection of said offer.

         (c) STOCKHOLDER RIGHT OF FIRST REFUSAL. Should the subject Shares not be acquired by the Corporation at the expiration of the period specified in
Section 3(b), the tendering Stockholder shall next offer to Transfer such Shares to the Stockholders (excluding the tendering Stockholder), if any, pro-rata to their Share interests, at the Offer Price and Terms, by providing the Stockholders with a copy of the Notice of Offer. The Corporation shall provide the tendering Stockholder with the then current Stockholder address list to enable it to provide all required notices under this Section 3(c) and under
Section 3(d). The Stockholders shall have a period of fifteen (15) days after receipt of the Notice of Offer within which to accept or reject in writing the offer of Transfer. Should any Stockholder accept the offer, it shall, within ten
(10) days of its acceptance, acquire the tendered Shares at the Offer Price and Terms. Failure of any Stockholder to respond in writing to a Notice of Offer within such fifteen (15) day period shall be deemed a rejection of said offer. In the event that Stockholder acceptances of the offer are, in the aggregate, for fewer than all of the tendered Shares, then the tendering Stockholder shall so notify the Stockholders who have elected to acquire tendered Shares, which electing Stockholders shall have an additional seven (7) day period following receipt of such notice to acquire the remaining Shares, pro rata to their Share interests (as between themselves); provided that if the offer is not accepted by Stockholders as to all of the tendered Shares, then none of the Stockholders shall have any right to acquire any of the tendered Shares pursuant to this
Section 3(c).

         (d) CO-SALE.

             (i) No later than ten (10) days after the expiration of the time periods specified in Section 3(c), the tendering Stockholder shall notify the other Stockholders in writing whether the Corporation and the Stockholders have failed to acquire all of the tendered Shares pursuant to Sections 3(b) and (c) (the "Co-Sale Notice"). If all of the tendered Shares have not been acquired pursuant to either Section 3(b) or 3(c), then each Stockholder other than the tendering Stockholder shall have the right to participate in the tendering Stockholder's sale of Shares by selling a portion of its Shares on the terms set forth in the Notice of Offer, in an amount equal to the product obtained by multiplying (x) the aggregate number of Shares to be sold by the tendering Stockholder by (y) the Ownership Percentage (defined herein) of Shares owned by each Stockholder other than the tendering Stockholder who elects to participate in the tendering Stockholder's sale (each a "Participant," and collectively the "Participants"). The Ownership Percentage for any Participant shall be the percentage figure which expresses the ratio between (x) the number of Shares owned by such Participant and (y) the aggregate of (A) the number of Shares owned by all Participants and (B) the number of Shares owned by the tendering Stockholder (excluding any Shares acquired pursuant to Section 3(b) or 3(c)). Within five (5) days after its receipt of the Co-Sale Notice, any Stockholder electing to participate in the tendering Stockholder's Transfer shall notify the tendering Stockholder in writing of the number of Shares held by it to be included in the sale.

             (ii) Each Participant shall enter into such agreements and take such actions consistent with the Notice of Offer, and as otherwise reasonably directed by the tendering Stockholder in order to effect the subject Transfer. The proceeds of any Transfer under this Section 3(d) shall be remitted directly to each Participant by the Offeror.

             (iii) The provisions of this Section 3(d) shall not apply to any Transfer permitted under Section 3(g).

         (e) TRANSFER. Subject to Section 6(c), if all of the tendered Shares are not acquired by either the Corporation and/or the Stockholders within the time periods provided for in Sections 3(b) and (c), respectively, and provided that the notice required under Section 3(c), if any, was provided within five
(5) days after the end of the time period provided for in Section 3(b), then the tendering Stockholder and each Participant may Transfer its Shares to the Offeror at Offer Price and Terms; provided, however, that such Transfer must be completed within forty five (45) days from the expiration of all response periods provided in Sections 3(b), (c) or (d), as applicable.

        (f) ALTERATION OF TERMS. Each time the Offer Price and Terms are altered in any way, including, but not limited to, changes in the identity of the proposed Offeror or the consideration to be paid for the Shares to be Transferred, or in the event that a Transfer is not completed within the time period provided for in Section 3(e), then the subject Shares shall be re-offered to the Corporation and the Stockholders in accordance with Section 3(b) and (c), respectively, and a new Co-Sale Notice shall be given in accordance with Section 3(d), as if a totally new transaction were proposed.

        (g)      PERMITTED TRANSFER.

                 (i) Subject to Section 6(c), a non-entity Stockholder is permitted to Transfer his Shares during his life without first offering his Shares to the Corporation or Stockholders in accordance with Sections 3(b) and (c), respectively, if, but only if, the Transfer is to Stockholder's spouse or lineal descendants, or any trust created for his or their benefit, or to a corporation wholly owned by the Stockholder and/or his spouse and lineal descendants. An estate, executor, administrator or other personal representative of a deceased non-entity Stockholder is permitted to hold and, subject to Section 6(c), Transfer the deceased non-entity Stockholder's Shares to the deceased Stockholder's devisees and heirs at law. Shares Transferred in accordance with this Section 3(g) may not be further Transferred except in accordance with the provisions of this Section 3.

                 (ii) Subject to Section 6(c), an entity Stockholder is permitted to Transfer its Shares without first offering its Shares to the Corporation or Stockholders in accordance with Section 3(b) and (c), respectively, if, but only if: (i) the Transfer is to an entity of which at least fifty-one percent (51%) is owned by the Stockholder or its affiliates, or if at least fifty-one percent (51%) of the Stockholder is owned by the Transferee or an affiliate of the Stockholder, and each such Transferee may further Transfer such Shares to similarly controlled or controlling affiliate entities; or (ii) the Transfer is a spin-off, dividend or other distribution to the owners of the Stockholder, based on such ownership interests.

                 (iii) In the event of a permitted Transfer under this Section 3(g), the Transferor shall promptly furnish written notice thereof to the Corporation. Concurrently therewith, the Transferee shall execute a written agreement to be bound by the terms and provisions of this Agreement, as provided in this Section 3(g).

        (h) CERTAIN PURCHASE MONEY LIENS. Notwithstanding anything in Section 3 to the contrary, neither the grant of nor the foreclosure or other realization by the Company or by Telxon, as the case may be, on the security interest in 200,000 Shares granted by Roger J. Murphy to the Corporation to secure the payment of $372,000, nor the security interest in 808,500 Shares granted by Telantis Venture Partners IV, Inc. to Telxon to secure the payment of $1,503,810, or the security interest in up to 120,635 Shares, and warrants to purchase 12,064 Shares, granted by Telantis Venture Partners V, Inc. to Telxon to secure the payment of up to $422,000 shall be a prohibited Transfer under
Section 3(a).

        (i) SPECIAL UNDERWRITER REQUIREMENTS. Each Stockholder agrees, if requested by the Corporation and an underwriter of Common (or other securities) of the Corporation, not to sell or otherwise transfer or dispose of any Common (or other securities) of the Corporation held by such Stockholder during the one hundred eighty (180) day period following the effective date of a registration statement of the Corporation filed under the Securities Act, provided that such agreement only applies to the first such registration statement of the Corporation including securities to be sold on its behalf to the public in an underwritten offering. Such agreement shall be in writing in a form satisfactory to the Corporation and such underwriter. The Corporation may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

        (j) ADDENDUM. Before the holdings of any Transferee shall be honored by the Corporation or accepted upon its stock register and before any right, title or interest whatsoever therein shall vest in such Transferee, and before the Corporation shall issue or agree to issue any previously unissued (or reissue or agree to reissue, from treasury or otherwise) Shares of the Corporation, it shall require, as a condition to the issuance of a stock certificate or other instrument evidencing such stock, that said Transferee or the person or entity to whom any such previously unissued (or reissued) Shares are to be issued, as the case may be, execute and deliver to the Secretary of the Corporation an Addendum to this Agreement in substantially the following form with appropriate insertions:

                                    ADDENDUM

        Pursuant to the STOCKHOLDERS AGREEMENT (the "Agreement") dated ___, 1998 by and among Aironet Wireless Communications, Inc., a Delaware corporation (the "Corporation"), and its Stockholders, the undersigned, now the holder of __________ of the Corporation evidenced by certificate(s) numbered __________, does hereby become a party to the Agreement entitled to the rights, and subject to the obligations, as set forth therein, to the extent the undersigned is record holder of shares of the Corporation's capital stock with the same force and effect as though it had executed said Agreement as an initial signatory party thereto. The undersigned acknowledges that he has read the Agreement and is familiar with and understands its terms.

        Dated this _____ day of __________, 199__.

                                     -------------------------------
                                     (signature)

Whether or not such Addendum is executed, each Transferee or new holder of Shares shall in any event be bound by, and shall perform the obligations imposed by, this Agreement with the same force and effect as if such Transferee or new holder had signed this instrument.

        (k) HOLDERS OF OTHER SECURITIES. On the date of this Agreement, options and warrants to purchase Shares are held by the persons identified in SCHEDULE 3(k). The Corporation shall use its best efforts to obtain from each such person an Addendum similar to that provided for in Section 3(j) which in substance provides that any Shares issued upon the exercise of such options and warrants, and the holder thereof, shall be bound by the terms and conditions hereof and shall then, but not before, be entitled to the rights afforded to the Stockholders hereunder. Before the Corporation shall grant or issue, or agree to grant or issue, any securities convertible into or exercisable or exchangeable for, stock of the Corporation, the Corporation shall require, as a condition thereto, that the grantee or recipient of such securities execute an Addendum of the type described in this Section 3(k), except that no such Addendum shall be required with respect to securities which may not be converted, exercised or exchanged into or for stock of the Corporation prior to an IPO.

        (l) PURCHASE OF INVESTOR SHARES UPON CERTAIN CHANGES IN CONTROL. On or within ten (10) days after the date ninety (90) days after the consummation of a Change in Control

                 (A) which is not a Hostile Change in Control,

                 (B) which occurs prior to May 1, 2001, and

                 (C) which occurs at a time when Telxon then owns at least twenty percent (20%) of the issued and outstanding Shares,

the Person surviving such Change in Control shall give written notice to each of the Investors that the surviving Person will purchase all Shares which such Investor then owns at a price of Ten and 50/100 Dollars ($10.50) per Share in cash. Each Investor must accept or reject such offer in writing within twenty
(20) after its receipt of the surviving Person's notice. If not timely rejected, the surviving Person and each Investor that does not timely reject the surviving Person's offer shall consummate the purchase of each such Investor's Shares by the surviving Person on or before the date ten (10) days after the earlier of
(i) the date that the surviving Person receives the Investor's acceptance or
(ii) the expiration of the Investor's twenty (20) day rejection period. The transactions under this Section 3(l) shall not be subject to any of the other provisions of this Section 3, but the surviving Person and such purchased Shares shall remain subject to this Agreement. Without limiting the generality of
Section 6(l), Telxon shall take all necessary actions to ensure that such a surviving Person is obligated to take the actions required of it under this
Section 3(l).

        4.  CONFLICTS OF INTEREST

        (a) As long as Telxon owns twenty percent (20%) or more of the issued and outstanding Shares: (i) the Corporation's Chief Executive Officer shall not be permitted to serve Telxon as an officer or director, and may not own five percent (5%) or more of Telxon's issued and outstanding capital stock; and (ii) no officer of Telxon may serve as an officer of Aironet (the prohibition in this clause (ii) shall not commence until July 1, 1998).

        (b) As Telxon remains a stockholder of the Corporation, and as the Corporation and Telxon may engage in the same or similar activities or lines of business and may have an interest in the same areas of corporate opportunity, and in recognition of: (i) the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with Telxon (including service of officers and Directors of Telxon as Directors of the Corporation); and (ii) the difficulties and uncertainties attendant to any Director, who desires and endeavors fully to satisfy such Director's fiduciary duties, in determining the full scope of such duties in any particular situation, the provisions of this Section 4 are set forth to regulate, define and guide the conduct of certain affairs of the Corporation as they may involve Telxon and its officers and Directors, and the powers, rights, duties, obligations and liabilities of the Corporation and its officers, Directors and stockholders in connection therewith.

        (c) Except as Telxon may otherwise agree in writing:

                 (i) Except as may otherwise be set forth in any agreements between the Corporation and Telxon, Telxon shall not have a duty to refrain from engaging, directly or indirectly, in the same or similar business activities or lines of business as the Corporation presently engages in and in the future may engage in; and

                 (ii) neither Telxon nor any officer or Director thereof shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of Telxon or of such person's direct or indirect participation therein.

In the event that Telxon acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both Telxon and the Corporation, Telxon shall have no duty to communicate or offer such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation or controlling person by reason of the fact that Telxon pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or does not communicate information regarding, or offer, such corporate opportunity to the Corporation.

        (d) In the event that a Director, officer or employee of the Corporation who is also a Director, officer or employee of Telxon acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Corporation and Telxon (whether such potential transaction or matter is proposed by a third-party or is conceived of by such Director, officer or employee of the Corporation), such Director, officer or employee shall be entitled to offer such corporate opportunity to the Corporation or Telxon as such Director, officer or employee deems appropriate under the circumstances in his sole and absolute discretion, and no such Director, officer or employee shall be liable to the Corporation or its stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in the best interests of the Corporation or the derivation of any improper personal benefit by reason of the fact that: (i) such Director, officer or employee offered such corporate opportunity to Telxon (rather than the Corporation) or did not communicate information regarding such corporate opportunity to the Corporation; or (ii) Telxon pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person or does not communicate information regarding such corporate opportunity to the Corporation. All information learned by any director of the Corporation in the course of his service as a director is confidential information of the Corporation, and notwithstanding any provision in this Agreement to the contrary, no director may utilize such confidential information except for the benefit of the Corporation, and may not disclose such confidential information to any person or entity other than for the benefit of the Corporation in the course of the director's service on the Corporation's Board, or as an officer or employee of the Corporation.

        (e) Subject to Section 2(g), no contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) between the Corporation and Telxon or any Related Entity (defined herein) or between the Corporation and one or more of the Directors or officers of the Corporation, Telxon or any Related Entity, shall be void or voidable solely for the reason that Telxon or any Related Entity or any one or more of the officers or Directors of the Corporation, Telxon or any Related Entity are parties thereto, or solely because any such Directors or officers are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes the contract, agreement, arrangement, transaction, amendment, modification or termination or solely because his or their votes are counted for such purpose, but any such contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) shall be governed by the provisions of this Agreement, the Certificate, the Corporation's By-laws, Delaware Law and other applicable law. For purposes of this Section 4, the term "Related Entities" means any Director of the Corporation, or any corporations, partnerships, associations or other organizations in which one or more of its Directors have a direct or indirect financial or non-financial interest.

        (f) Subject to Section 2(g), Directors of the Corporation who are also directors or officers of Telxon or any Related Entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes or approves any such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof), and may vote thereon. Outstanding Shares owned by Telxon and any Related Entities may be counted in determining the presence of a quorum at a meeting of stockholders that authorizes or approves any such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof), and may vote thereon.

        (g) Neither Telxon nor any officer or Director thereof or any Related Entity shall be liable to the Corporation or its stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in the best interests of the Corporation or the derivation of any improper personal benefit by reason of the fact that Telxon or an officer or Director thereof or such Related Entity in good faith takes any action or exercises any rights or gives or withholds any consent in connection with any agreement or contract between Telxon or of such Related Entity and the Corporation. No vote cast or other action taken by any person who is an officer, Director or other representative of Telxon or such Related Entity, which vote is cast or action is taken by such person in his capacity as a Director of the Corporation, shall constitute an action of or the exercise of a right by or a consent of Telxon or such Related Entity for the purpose of any such agreement or contract.

        (h) Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall, by virtue of the legend required by Section 5(a) to be borne on certificates evidencing Shares, be deemed to have notice of, to understand the ramifications of, to have consented to the provisions of, and, to the fullest extent permitted by Delaware Law, to have waived his right to contest this Section 4.

        (i) For purposes of this Section 4, any contract, agreement, arrangement or transaction with any corporation, partnership, joint venture, association or other entity in which the Corporation beneficially owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting stock, voting power or similar voting interests, or with any officer or Director thereof, shall be deemed to be a contract, agreement, arrangement or transaction with the Corporation.

        (j) For purposes of this Section 4 only: (i) the term "Corporation" shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting stock, voting power or similar voting interests; and (ii) the term "Telxon" shall mean Telxon and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation, defined in accordance with clause (i)) in which Telxon beneficially owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting stock, voting power or similar voting interests.

        (k) Notwithstanding anything in this Agreement to the contrary, the foregoing provisions of this Section 4 shall expire on the date that Telxon ceases to own beneficially Shares representing at least twenty percent (20%) of the issued and outstanding Shares, and no person who is a Director or officer of the Corporation is also a Director or officer of Telxon. The provisions of this
Section 4 shall automatically terminate upon the consummation of a Hostile Change in Control, except for the provisions of Section 4(a), which shall survive such event. The alteration, amendment, change or repeal of any provision of this Section 4 or the adoption of any provision inconsistent with this
Section 4, shall require the express written consent of Telxon, and will not eliminate or reduce the effect of this Section 4 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section 4, would accrue or arise prior to such alteration, amendment, repeal or adoption.

        5.  COVENANTS

        (a) INSPECTIONS. Upon no less than five (5) days advance written notice, the Corporation shall permit each Investor (or its designated representative) to visit and inspect any of the properties of the Corporation, including its books of account, and to discuss its affairs, finances and accounts with the Corporation's officers and its independent public accountants. All such inspections shall be conducted during the Corporation's business hours, and shall not unreasonably interfere with the conduct of the Corporation's business.

        (b) FINANCIAL REPORTING. The Corporation will furnish the following reports to the Investors:

                 (i) As soon as practicable after the end of each fiscal year of the Corporation, and in any event within ninety (90) days thereafter, a consolidated balance sheet of the Corporation and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of operations, accumulated earnings and cash flows of the Corporation and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited (without scope limitations imposed by the Corporation) and certified by independent public accountants of recognized national standing selected by the Corporation.

                 (ii) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Corporation, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Corporation and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of operations, accumulated earnings and cash flows of the Corporation and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (provided that such statements will not include all of the information and notes required for complete financial statements) consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, subject to changes resulting from year-end audit adjustments.

                 (iii) As soon as practicable after the last day of each month, and in any event by the twentieth day of each month, a consolidated balance sheet of the Corporation and its subsidiaries, if any, as of the end of each such month, and consolidated statements of operations, accumulated earnings and cash flows of the Corporation and its subsidiaries, if any, for such period, prepared in accordance with generally accepted accounting principles (provided that such statements will not include all of the information and notes required for complete financial statements) consistently applied.

        (c) PROMPT PAYMENT OF TAXES, ETC. The Corporation will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Corporation; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall at the time be contested in good faith by appropriate proceedings, and provided, further, that unless otherwise approved by the Corporation's Board of Directors, the Corporation will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor. Unless otherwise approved by the Corporation's Board of Directors, the Corporation will promptly pay or cause to be paid when due, or in conformance with customary trade terms, all other obligations incident to its operations.

        (d) MAINTENANCE OF PROPERTIES AND LEASES. The Corporation will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper, or legally required, repairs, renewals, replacements, additions and improvements thereto; and the Corporation will at all times comply with each provision of all leases to which it is a party or under which it occupies, or has possession of, property if the breach of such provision might have a material adverse effect on the condition, financial or otherwise, or operations of the Corporation.

        (e) INSURANCE. The Corporation will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, extended coverage and explosion in amounts sufficient to prevent the Corporation from becoming a coinsurer and not in any event less than eighty percent (80%) of the insurable value of the property insured. The Corporation will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated. All such policies of insurance shall be occurrence policies with "tail coverage" so-called respecting all prior "claims made" policies. The Corporation shall give immediate written notice to the Investors and to insurers of loss or damage to the property and shall promptly file proof of loss with insurers. The Corporation shall maintain, either itself or under its Services Agreement with Telxon, directors and officers insurance in an amount at least equal to that which it presently maintains.

        (f) COMPLIANCE WITH REQUIREMENTS OF GOVERNMENTAL AUTHORITIES. The Corporation shall duly observe and conform to all valid requirements of governmental authorities relating to the conduct of its businesses or to its property or assets.

        (g) MAINTENANCE OF CORPORATE EXISTENCE, ETC. The Corporation shall maintain in full force and effect its corporate existence, rights, government approvals and franchises, and all licenses and other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it, which are deemed by the Corporation's Board of Directors to be necessary to the conduct of its business.

        (h) PROPRIETARY INFORMATION AGREEMENT AND KEY EMPLOYEE AGREEMENT.

            (i) The Corporation and each person hereafter employed by it with access to confidential information will enter into a proprietary information agreement as approved by the Corporation's Board of Directors.

            (ii) The Corporation will require its employees to execute non-competition agreements as approved by the Corporation's Board of Directors.

            (iii) The Corporation will cause all technological developments, inventions, discoveries or improvements made by employees of the Corporation to be fully documented in engineering notebooks in accordance with the best prevailing industrial professional standards and, where possible and appropriate, cause all employees to file and prosecute United States and foreign patent applications relating to and protecting such developments.

        6.  MISCELLANEOUS

        (a) In order to effectuate the terms and restrictions of this Agreement, each certificate of stock evidencing Shares owned by the Stockholders or issued by the Corporation shall bear the following legend:

            OWNERSHIP, ENCUMBRANCE, PLEDGE, ASSIGNMENT, TRANSFER, OR OTHER DISPOSITION OF THE SHARES EVIDENCED BY THIS CERTIFICATE, AND ANY SHARES ISSUED IN LIEU THEREOF, ARE SUBJECT TO RESTRICTIONS CONTAINED IN A STOCKHOLDERS AGREEMENT DATED AND EFFECTIVE AS OF MARCH ___, 1998, BY AND AMONG THE CORPORATION AND ITS STOCKHOLDERS A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF

            THE CORPORATION. A COPY OF THE STOCKHOLDERS AGREEMENT AND THE CORPORATION'S BY-LAWS WILL BE MAILED BY THE CORPORATION TO ANY STOCKHOLDER WITHOUT CHARGE WITHIN FIVE (5) DAYS AFTER WRITTEN REQUEST THEREFOR.

            THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS ("STATE LAWS") AND HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT REGISTERING THE SHARES UNDER THE ACT AND STATE LAWS OR
            (ii) A TRANSACTION PERMITTED BY RULE 144 OR RULE 145 UNDER THE ACT OR EQUIVALENT STATE LAWS FOR WHICH THE ISSUER HAS RECEIVED REASONABLY SATISFACTORY EVIDENCE OF COMPLIANCE WITH THE PROVISIONS OF SUCH APPLICABLE RULE OR (iii) AN OPINION OF COUNSEL SATISFACTORY TO ISSUER THAT SUCH SHARES ARE EXEMPT FROM THE REGISTRATION PROVISIONS OF THE ACT AND STATE LAWS OR (iv) A NO-ACTION LETTER FROM THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION AND THE APPLICABLE STATE DIVISIONS OF SECURITIES THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR STATE LAWS."

        (b) If a Stockholder or its Transferee shall be in default under any of the terms and conditions of this Agreement, or if any Shares are held in any manner contrary to the terms and conditions of this Agreement, the Corporation may avail itself of all remedies afforded at law or in equity, and in addition, no dividends shall be paid upon the Shares with respect to which such default exists, and the holder of such Shares shall not be entitled to vote.

        (c) Notwithstanding any other provision in this Agreement to the contrary, in order to protect the Corporation's trade secrets, no Shares may be transferred to any person or entity, other than to or by Telxon, which directly competes with the Corporation or, so long as Telxon shall own at least twenty percent (20%) of the issued and outstanding Shares, Telxon, as such competitors are determined by the Corporation or Telxon, respectively, in its reasonable discretion. Any merger, consolidation, change of control or any other reorganization of any Stockholder (other than Telxon) with or involving any such competitor shall be deemed to be a transfer of Shares prohibited by the preceding sentence. Failure of the Corporation or any Stockholders to acquire Shares as to which notice has been given hereunder or for which a right to acquire has become exercisable, and the Transfer of any Shares to any Transferee or any subsequent Transferee, shall not be deemed to release said Shares from any of the restrictions herein contained. All restrictions imposed in this Agreement shall apply to any future Transfers of Shares, whether acquired through voluntary acts or by operation of law. Any purported Transfer of Shares in violation of this Agreement will not affect the beneficial ownership of such Shares, nor shall such Transfer be recognized in the books and records of the Corporation. The Stockholder, or its successor, making the purported Transfer will retain the right to vote, the right to receive dividends and liquidation proceeds upon, and any other rights under, its Shares. Neither the Corporation, nor any Director or officer of the Corporation, nor any transfer agent shall be liable for any refusal to Transfer any Shares or issue any new certificates when it or he in good faith believes that such Transfer or issuance would be in violation of this Agreement. Nothing in this Agreement does or shall be interpreted as granting any Stockholder any preemptive rights.

        (d) No entity Stockholder shall suffer or permit the transfer of any ownership interest in such Stockholder, or any other transaction, the effect of which would be to circumvent the Corporation's or any Stockholder's rights under Sections 3(b), (c) and (d) or the prohibitions contained in Section 6(c).

        (e) This Agreement shall terminate and the Shares shall cease to be subject to this Agreement upon the (i) merger of the Corporation with or into any other corporation in an arms length transaction, (ii) consolidation of the Corporation with any other corporation in an arms length transaction, (iii) sale of all of the issued and outstanding Shares of the Corporation to a single purchaser, (iv) sale or other disposition or all or substantially all of the Corporation's assets or (v) registration of the Corporation's then issued and outstanding Shares pursuant to Section 12 of the Exchange Act or the Corporation is obligated to file periodic reports with the Securities and Exchange Commission pursuant Section 15(d) of the Exchange Act; provided, however, that any claim for breach of this Agreement arising prior to any such termination shall survive such termination.

        (f) Section headings are not to be considered part of this Agreement; they are included solely for convenience and are not intended to be full or accurate descriptions of the contents hereof.

        (g) All of the terms and words used in this Agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context of this Agreement or any section or clause herein may require, the same as if such words had been fully and properly written in the number and gender.

        (h) This Agreement constitutes the entire agreement between the parties with respect to the within subject matter and supersedes all prior and contemporaneous agreements, written or oral, or understandings with respect thereto. In addition to Telxon's written consent as specifically provided for in, and required to amend, Section 4, (i) any waiver by a party of any provision, covenant or condition hereof intended for its benefit must be in writing and executed by that party; provided, however, that any waiver by the Stockholders holding ninety five percent (95%) or more of the then issued and outstanding Shares shall be deemed to be a waiver by all Stockholders, provided that such waiver does not treat any Stockholder differently from other Stockholders, (ii) no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege preclude any further exercise thereof or the exercise of any other such right, power or privilege, (iii) this Agreement may not be amended unless the Corporation and the Stockholders holding ninety five percent (95%) or more of the then issued and outstanding Shares have consented to the amendment in writing, provided that any amendment that treats a Stockholder differently than other Stockholders must be consented to by such Stockholder.

        (i) All clauses of this Agreement are distinct and severable. If any clause shall be held to be unenforceable or overly broad, a court of competent jurisdiction is hereby authorized to modify such clause so as to render the terms, provisions and restrictions hereof enforceable to the maximum extent permitted by law.

        (j) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument. Faxed signatures shall be deemed to be originals for evidentiary purposes.

        (k) Notices required hereunder shall be deemed to have been given when mailed, by certified mail, addressed to the Stockholders as set forth in the stock records of the Corporation, or as set forth in any notice of change of address previously given in writing by the addressee to the addressor, and to the Corporation at its principal offices, with a copy to Robert A Goodman, Esq., Goodman Weiss Miller LLP, 100 Erieview Plaza, 27th Floor, Cleveland, Ohio 44114, or as set forth in any notice of change of address previously given in writing by the addressee to the addressor.

        (l) The terms, provisions and restrictions set forth in this Agreement shall be binding upon the Stockholders of the Corporation and their respective heirs, executors, administrators, personal representatives, successors and assigns, and upon the Corporation and any successors-in-interest to the Corporation.

        (m) This Agreement shall be governed under, and in accordance with the laws of the State of Delaware, without regards to conflict or choice of laws, statutes, regulations, rules or principles. Any action relating to the execution or performance of this Agreement may be brought in the courts, state or federal, sitting in Cuyahoga or Summit County, Ohio, and each party hereto consents to the jurisdiction and venue of such courts, and agrees not to contest venue on the grounds of forum non conveniens or otherwise.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

INVESTORS, ENTITIES:               AXIOM VENTURE PARTNERS II LIMITED
                                   PARTNERSHIP

                                   By:      Axiom Venture Associates II Limited
                                   Liability Company, its General Partner

                                   By:
                                      ______________________________________

                                   Its:_____________________________________

                                   HAMBRECHT & QUIST

                                   By:
                                      ______________________________________

                                   Its:_____________________________________

                                   TELANTIS VENTURE PARTNERS V, INC.

                                   By:
                                      ______________________________________
                                       Richard W. Dyer, Treasurer

                                   W, A & H INVESTMENTS LLC

                                   By:Wessels, Arnold & Henderson Group, L.L.C.,
                                            its managing member

                                   By:
                                      ______________________________________
                                        Thomas J. Brigl, CFO/Managing Director

                                   McDONALD & COMPANY SECURITIES, INC.

                                   By:
                                      ______________________________________

                                   Its:_____________________________________

                                   CLARION CAPITAL CORPORATION

                                   By:
                                      ______________________________________

                                   Its:_____________________________________

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.


COMPANY:                           AIRONET WIRELESS COMMUNICATIONS, INC.


                                   By:
                                      __________________________________
                                      Roger J. Murphy, President


INVESTORS, INDIVIDUALS:            __________________________________
                                   FRANK B. CARR

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.


COMPANY:                           AIRONET WIRELESS COMMUNICATIONS, INC.


                                   By:
                                      __________________________________
                                        Roger J. Murphy, President

TELXON:                            TELXON CORPORATION


                                   By:
                                      __________________________________
                                        Kenneth W. Haver, Senior Vice President
                                            and Chief Financial Officer

                                    EXHIBIT F
                      FORM OF REGISTRATION RIGHTS AGREEMENT


Attached

                         REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of March 31, 1998 by and among Aironet Wireless Communications, Inc., a Delaware corporation with its principal offices at 367 Ghent Road, Fairlawn, Ohio 44333 (the "Company"), and each of the undersigned (the "Security Holders").

        WHEREAS, certain of the Security Holders (the "Investors") and the Company have entered into a Subscription Agreement dated March 31, 1998 (the "Subscription Agreement"), pursuant to which the Investors have acquired shares of the Company's Common Stock, par value $.01 per share ("Common"), and warrants to purchase shares of Common ("Warrants"); and

        WHEREAS, the execution and delivery of this Agreement is a condition precedent to the transactions contemplated by the Subscription Agreement.

        NOW, THEREFORE, in consideration of the foregoing premises and the agreements made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1. CERTAIN DEFINITIONS. In addition to terms defined elsewhere in this Agreement, the following terms shall have the following respective meanings:

        "COMMISSION" shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act and the Exchange Act.

        "CONTINUING DIRECTORS" shall mean and include the persons constituting Telxon's Board of Directors as of the date of this Agreement as well as each person who becomes a director of Telxon subsequent to the date of this Agreement whose election, or nomination for election by Telxon's stockholders, was approved by an affirmative vote of at least a majority of the then Continuing Directors (either by a specific vote or by approval of the proxy statement of Telxon in which such person is named as a nominee for director or of the inclusion of such person in such proxy statement as such a nominee, in any such case without objection by any member of such approving majority of the then Continuing Directors to the nomination of such person or the naming of such person as a director nominee), for so long as each such director shall remain in office.

        "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

        "HOLDER" shall mean a record holder of Registrable Securities, and its successors and assigns.

        A "HOSTILE CHANGE IN CONTROL" is deemed to have occurred if the transaction causing such Change in Control shall not have been approved by the affirmative vote of at least a majority of Telxon's Board of Directors, which approving majority includes a majority of the then Continuing Directors. A "Change in Control" is deemed to have occurred upon (i) any Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifteen percent (15%) or more of the combined voting power of Voting Securities of Telxon Corporation ("Telxon"), or (ii) the holders of Telxon's securities entitled to vote thereon approve, or there otherwise occurs or is commenced, a sale, lease, exchange or other disposition of all or substantially all the assets, or the dissolution or liquidation, of Telxon, or any merger, consolidation or reorganization to which Telxon is a party and as the result of which Telxon's stockholders prior to the transaction do not own at least fifty percent (50%) of the voting power of the surviving entity in the election of directors, or (iii) the Continuing Directors cease for any reason to constitute at least a majority of the Telxon Board of Directors, or (iv) any other event occurs which is of such a nature that would be required to be reported as a change in control in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof pursuant to Section 13 or 15(d) of the Exchange Act, or similar successor public filing.

        "IPO" shall mean the first firm commitment underwritten public offering of the Common (or units which include the Common as an element) at a public offering price of not less than Eight Dollars ($8.00) per share, pursuant to a Registration Statement, on Form S-1 or other appropriate form, filed by the Company under the Securities Act, pursuant to which the Company receives proceeds, net of underwriting discounts, commissions and other expenses of the offering, of not less than Eight Million Dollars ($8,000,000).

        "NASD" shall mean the National Association of Securities Dealers, Inc.

        "OPTIONS" shall mean options which have been granted on or prior to the date hereof under the Aironet Wireless Communications, Inc. 1996 Employee Stock Option Plan.

        "PERSON" shall mean and include any individual, corporation, partnership, group, association or other "person", as such term is used in
Section 14(d) of the Exchange Act, but excluding Telxon or any employee benefit plan sponsored by Telxon.

        "REGISTER" shall mean to register securities for offer and sale under the Securities Act.

        "REGISTRABLE SECURITIES" shall mean: (i) shares of the Common owned of record on the date of this Agreement, whether by the Investors or any other Holder; (ii) shares of the Common issued upon the exercise of the Options, or upon the exercise of the Warrants owned of record on the date of this Agreement, whether by the Investors or any other Holder; and (iii) any other securities issued with respect to any shares described in clauses (i) and (ii) by way of a stock dividend, stock split, distribution, reclassification, combination, exchange, recapitalization, or otherwise; provided, however, that Registrable Securities shall not include any securities which have previously been Registered or which have previously been sold under Rule 144, and with respect to an IPO, Registrable Securities shall not include any securities which are not of a class then being offered for sale by the Company in the IPO.

        "REGISTRATION" shall mean the registration of securities under the Securities Act.

        "REGISTRATION STATEMENT" shall mean a registration statement under the Securities Act.

        "RULE 144" means Rule 144 promulgated under the Securities Act and any successor or complementary rules thereto.

        "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

        "SPIN-OFF" shall mean any spin-off, dividend or other distribution of Registrable Securities by Telxon to its stockholders.

        "VOTING SECURITIES" shall mean the Common Stock, par value $0.01 per share, of Telxon and any and all other then outstanding Telxon securities ordinarily having the right to vote generally in the election of the Telxon directors.

        2.  DEMAND REGISTRATION.

        2.1 After the earlier of (i) the first anniversary of the date of this Agreement, (ii) the consummation of an IPO or (iii) a Spin-Off or Hostile Change in Control at any time, Holders of at least fifty percent (50%) of all Registrable Securities then held by parties to this Agreement (or in the case of a Spin-Off the percentage of Registrable Securities equal to the proportion which the majority of the number shares of Common acquired pursuant to the Subscription Agreement bears to all Registrable Securities at the time of the Spin-Off) may request the Company to Register any or all of their Registrable Securities (a "Demand Notice"). Demand Notices shall be made in writing and shall specify the Holders making the Demand Notice, the number and type of Registrable Securities that each requests to be Registered, whether the Registrable Securities will be sold through an underwriter, and if so, the underwriters name, address, telephone number and contact person. The Company will prepare and file a Registration Statement in accordance with Section 4 for the Registrable Securities to be Registered pursuant to a valid Demand Notice; provided that the Company shall not be required to prepare or file a Registration Statement under this Section 2 more than once in any twelve (12) month period, more than twice after an IPO or more than three (3) times in total. Registrations pursuant to Demand Notices are subject to the further limitations set forth in Section 2.3.

        2.2 Within ten (10) days from its receipt of a valid Demand Notice, the Company shall deliver written notice to all Holders that, pursuant to a Demand Notice, the Company will prepare and file a Registration Statement. Any Holder who was not a party to the Demand Notice may, within ten (10) days from receipt of the Company's notice, request the Company to include the Holder's Registrable Securities in the Registration Statement. If the Holders that initiated a Demand Notice specify therein that they intend to distribute their Registrable Securities through an underwriter, then each Holder that requests inclusion in the Registration Statement must participate in such underwriting, and become party to any required agreements, including, but not limited to, customary underwriting and indemnification agreements. The Company shall have the right to approve any underwriter, which approval shall not be unreasonably withheld. In the event that the underwriter limits the number of Registrable Securities to be included in the offering to fewer than the number that has been requested for Registration, then each Holder's Registrable Securities shall be included in the underwriting pro rata, based on the total number of Registrable Securities held by the participating Holders.

        2.3 Registrations under this Section 2 are subject to the following limitations: (i) the Company need not prepare or file a Registration Statement pursuant to a Demand Notice within one hundred eighty (180) days after the effective date of any Registration Statement filed by the Company in which the Holders party to the Demand Notice could have included their Registrable Securities; (ii) the Company may delay the effectiveness of a Demand Notice for a period of not more than six months after receipt of a Demand Notice in any 12-month period if the Company furnishes a certificate signed by its president stating that in the good faith judgment of the Company's board of directors it would be detrimental to the Company for the Registration Statement to be effected at such time; and (iii) the Company need not prepare or file a Registration Statement pursuant to a Demand Notice if it is then preparing a Registration Statement in connection with an underwritten public offering of Company securities, and the Company may delay the effectiveness of such Demand Notice until one hundred eighty (180) days after the effective date of such Registration Statement.

        3. INCIDENTAL REGISTRATION. Each time the Company determines to proceed to Register any of its securities (other than a Registration pursuant to a Demand Notice or on Forms S-4, S-8 or other limited purpose form), it will give written notice of its intention to do so to each Holder. Upon the written request of any Holder given within twenty (20) days after receipt by the Holder of the Company's notice, the Company will use reasonable efforts to cause all the Registrable Securities of the requesting Holders to be included in the Registration Statement. If the Registration is for an underwritten offering, then each Holder that requests inclusion in the Registration Statement must participate in the underwriting if required by the Company and may participate in the underwriting if the Holder timely requests in writing, and shall in either such event become a party to any required agreements, including, but not limited to, customary indemnification agreements. In the event that the underwriter limits the number of Registrable Securities of requesting Holders as a group to fewer than the number that has been requested for Registration pursuant to this Section 3, then each Holder's Registrable Securities included in the underwriting shall be reduced pro rata, based on the total number of Registrable Securities held by the participating Holders. Notwithstanding the foregoing, nothing in this Agreement to the contrary shall prevent the Company from, at any time, abandoning or delaying a Registration Statement under this
Section 3.

        4. REGISTRATION ON FORM S-2 OR FORM S-3.

           4.1 The Company shall use its best efforts to qualify for the use of Form S-2 and Form S-3 or any comparable or successor form or forms of the Commission; and to that end the Company shall register (whether or not required by law to do so) the Registrable Securities under the Exchange Act, in accordance with the provisions of the Exchange Act following the effective date of the first registration of any securities of the Company on Form S-1. After the Company has qualified for the use of either Form S-2 or Form S-3, or both, in addition to the rights contained in the Sections 2 and 3, the Holders shall have the right to request registrations on Form S-2 or Form S-3 (by written request stating the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such Holder or Holders).

                 4.2 Registrations under this Section 4 are subject to the following limitations: (i) the Company need not prepare or file a Registration Statement within ninety (90) days after the effective date of any Registration Statement filed by the Company in which the Holders requesting Registration under this Section 4 could have included all of their Registrable Securities; (ii) the Company may delay the effectiveness of a request for Registration under this Section 4 for a period of not more than ninety (90) days after receipt of a Holder's request for Registration, in any twelve (12) month period if the Company furnishes a certificate signed by its president stating that in the good faith judgment of the Company's board of directors it would be detrimental to the Company for the Registration Statement to be effected at such time; and (iii) the Company need not prepare or file a Registration Statement pursuant to this Section 4 if it is then preparing a Registration Statement in connection with an underwritten public offering of Company securities, and the Company may delay the effectiveness of a request for Registration under this Section 4 until one ninety (90) days after the effective date of such Registration Statement, if so required by the underwriter for such offering.

                 4.3 Upon a request for Registration under this Section 4, the Company shall give notice to each Holder of its receipt of such request. Upon the written request of any Holder given within twenty (20) days after receipt by the Holder of the Company's notice, the Company will use reasonable efforts to cause all the Registrable Securities of the requesting Holders to be included in the Registration Statement. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-2 or Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition.

        5. REGISTRATION PROCEDURES. If and whenever the Company is required by this Agreement to Register any Registrable Securities, the Company will:

        5.1 use reasonable efforts to prepare and file with the Commission a Registration Statement with respect to such securities and to cause such registration statement to become and remain effective until completion of the proposed offering, but no longer than nine (9) months;

        5.2 prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus forming a part thereof as may be necessary to keep the Registration Statement effective until completion of the proposed offering, but no longer than nine (9) months;

        5.3 furnish to each selling Holder and the underwriters, if any, a reasonable number of copies of the Registration Statement, the preliminary prospectus, prospectus and such other documents as may reasonably be required in order to facilitate the public sale or other disposition of the securities owned by such selling Holder;

        5.4 use reasonable efforts to register or qualify the securities covered by the Registration

Statement under all state securities laws as each selling Holder reasonably requests; provided, however, that the Company shall not be required to qualify or register the securities, or take any other action, if to do so would require the Company to qualify as a foreign corporation in any in which it is not then qualified, or subject it to taxation or general service of process in any state in which it is not then taxed or subject to service of process;

        5.5 within a reasonable time before each filing with the Commission of a Registration Statement or prospectus, or amendments or supplements thereto, furnish to counsel selected by the selling Holders copies of such documents, which shall be subject to the reasonable approval of such counsel, which if not promptly objected to shall be deemed approved;

        5.6 notify each selling Holder, promptly after it shall receive notice thereof, of the time when the Registration Statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

        5.7 notify each selling Holder promptly of any request by the Commission for the amending or supplementing of the Registration Statement or prospectus or for additional information;

        5.8 prepare and promptly file with the Commission, upon the request of a selling Holder, any amendments or supplements to the Registration Statement or prospectus which, in the opinion of counsel for the Company, is required under the Securities Act to permit the distribution of the Registered securities by the selling Holder(s);

        5.9 prepare and promptly file with the Commission, and promptly notify each selling Holder as to, such amendments and supplements to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as a result of which the prospectus then in effect would include an untrue statement of a material fact or fail to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

        5.10 advise each selling Holder, promptly after the Company receives notice or obtains knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or the initiation or threat by the Commission of any proceeding for that purpose, and the Company shall promptly use reasonable efforts to prevent the issuance of any stop order, if such stop order should be issued, to obtain its withdrawal;

        5.11 not file any amendment or supplement to such registration statement or prospectus to which a selling Holder shall have reasonably objected in writing on grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act, provided that the Company has been furnished with a copy of the objection reasonably in advance of the intended filing, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law; and

        5.12 furnish to each selling Holder a legal opinion of counsel for the Company, dated the effective date of the Registration Statement, and a "comfort" letter from the independent public accountants who have certified the Company's financial statements included in the Registration Statement, if reasonably required by the selling Holder to sell the Registered securities.

        6. LISTING. In connection with an IPO, the Company will use reasonable efforts to cause the Registered securities to be listed on a securities exchange or quoted on the Nasdaq Stock Market quotation system; and for all other Registrable Securities which have been Registered under Section 2 or under
Section 3, if the Company's securities of the same type as the Registrable Securities are listed on a securities exchange or quoted on the Nasdaq Stock Market quotation system, then the Company will use reasonable efforts to cause any Registrable Securities Registered under Section 2 or under Section 3 to also be listed.

        7. EXPENSES. The Company shall bear all fees, costs and expenses of any Registration Statement prepared hereunder, including but not limited to all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees of the Company and of one (1) attorney hired to represent the Holders as a group, and disbursements and other expenses of the Company incurred in connection with its complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, except that underwriting discounts, commissions, transfer taxes and legal fees for the selling Holders (other than a single attorney as set forth in this Section 7) shall be borne by such Holder(s).

        8.  INDEMNIFICATION.

        8.1 The Company will defend, indemnify and hold harmless each selling Holder, each of its officers, directors and partners, and each person, if any, who controls such selling Holder, and each underwriter (if any) from and against any and all loss, damage, liability, cost and expense to which a selling Holder or any such controlling person may become subject under the Securities Act or otherwise, to the extent arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in a Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arising out of or are based upon the omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or omission so made in conformity with information furnished to the Company by such selling Holder, such a controlling person, or such underwriter, and stated to be specifically for use therein.

        8.2 Each selling Holder will defend, indemnify and hold harmless the Company and each other selling Holder and each person, if any, who controls the Company or a selling Holder from and against any and all loss, damage, liability, cost and expense to which the Company or such selling Holder or controlling person may become subject under the Securities Act or otherwise, to the extent arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in a Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent, but only to the extent, that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the selling Holder. A Holder's indemnification obligation under this Section 8.2 shall be limited to such Holders proceeds from the sale of its Registrable Securities under the subject Registration Statement.

        8.3. NOTICE; DEFENSE OF CLAIMS. Promptly after receipt by an indemnified party of notice of any claim, liability or expense to which the indemnification obligations set forth in Sections 8.1 or 8.2 would apply, the indemnified party shall give notice thereof in writing to the indemnifying party. Such notice shall state the information then available regarding the amount and nature of such claim, liability or expense. If within twenty (20) days after receiving such notice the indemnifying party gives written notice to the indemnified party stating that (a) it would be liable under the provisions hereof for indemnity in the amount of such claim if such claim were successful and (b) that it disputes and intends to defend against such claim, liability or expense at its own cost and expense, then counsel for the defense shall be selected by the indemnifying party (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed), and the indemnified party shall not be required to make any payment with respect to such claim, liability or expense as long as the indemnifying party is conducting a good faith and diligent defense at its own expense. The indemnifying party shall have the right, with the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled, provided its obligation to indemnify the indemnifying party therefor will be fully satisfied. The indemnifying party shall keep the indemnified party appraised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish the indemnified party with all documents and information that the indemnified party shall reasonably request and shall consult with the indemnified party prior to acting on major matters, including settlement discussions. The indemnified party shall make available to the indemnifying party all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in any defense undertaken by it pursuant to this Section 8. Notwithstanding anything herein to the contrary, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the indemnified party shall be paid by the indemnifying party. If no such notice of intent to dispute and defend is given by the indemnifying party, or if such diligent good faith defense is not being or ceases to be conducted, the indemnified party may, at the expense of the indemnifying party, undertake the defense of (with counsel selected by the indemnified party), and shall have the right to compromise or settle (exercising reasonable business judgment), such claim, liability or expense.

        9. COMPLIANCE WITH RULE 144. From the first date that the Company is required to file any reports under Section 13 or 15(d) of the Exchange Act, and until the Holders as a group shall own less than an aggregate of ten percent (10%) of any class or series of equity securities of the Company, the Company shall comply with the public information requirements which are conditions to the availability of Rule 144 for the sale of Registrable Securities. Company shall cooperate with the Holders in supplying such information as may be necessary for them to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144 with respect to the Holders and such Registrable Securities.

        10. AMENDMENTS; WAIVER. The provisions of this Agreement may be amended and waived pursuant to a written agreement executed by the Company and Holders holding ninety five percent (95%) or more of the then issued and outstanding Registrable Securities, provided that any amendment or waiver that treats a Holder differently than other Holders must be consented to by such Holders.

        11. TRANSFERABILITY OF REGISTRATION RIGHTS. A transferee acquiring Registrable Securities may succeed to the rights and obligations under this Agreement appurtenant to the Registrable Securities if, but only if, such transferee acquires a minimum of fifty thousand (50,000) shares of Registrable Securities in a single transaction, is not a direct competitor of the Company or of Telxon Corporation (if Telxon Corporation then owns twenty percent (20%) or more of the issued and outstanding capital stock of the Company) and the transferee becomes a signatory hereto. The original signatory and any immediate or subsequent transferee which becomes a party hereto shall retain the rights and obligations under this Agreement with respect to those Registrable Securities which it remains record owner.

        12.  MISCELLANEOUS.

        12.1 GOVERNING LAW; JURISDICTION. This Agreement shall be construed under and governed by the laws of the State of Ohio, without regards to conflict or choice of laws, statutes, regulations, rules or principles. Any action relating to the execution or performance of this Agreement shall be brought in the courts, state or federal, sitting in Cuyahoga or Summit County, Ohio, and each party hereto consents to the jurisdiction and venue of such courts, and agrees not to contest venue on the grounds of forum non conveniens or otherwise.

        12.2 NOTICES. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given upon receipt, or if delivered or sent by facsimile transmission, upon confirmation of transmission, or if sent by overnight courier, the second day after deposit, as follows:

         TO THE HOLDERS:                  To the respective addresses set forth
                                          in the stock records of the Company

         with a copy to:                  A legal counsel designated by
                                          a majority of the Holders

         TO THE COMPANY                    Aironet Wireless Communications, Inc.
                                           at the address set forth at the
                                           beginning of this Agreement.
                                           Attn: President
                                           Fax Number: 330-664-7986

         with a copy to:                   Goodman Weiss Miller LLP
                                           100 Erieview Plaza, 27th Floor
                                           Cleveland, Ohio 44114
                                           Attn: Robert A. Goodman/Jay R. Faeges
                                           Fax Number: 216-363-5835

or to such other address of which any party may notify the other parties provided in accordance with this Section 12.2.

         12.3 PRIOR AGREEMENTS SUPERSEDED. This Agreement supersedes all prior and contemporaneous understandings and agreements, written or oral, between or among the parties relating to the subject matter hereof.

         12.4 ASSIGNABILITY. Except as set forth in Section 11, this Agreement may not be assigned, and no right or obligation herein may be assigned or delegated, without the written consent of the Company, and absent such consent any such assignment or delegation shall be void and of no effect. Subject to the foregoing, this Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective permitted successors and assigns. Nothing in this Agreement is intended to give any person not named herein the benefit of any legal or equitable right, remedy or claim under this Agreement, except as expressly provided herein.

         12.5 CAPTIONS AND GENDER. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine, feminine or neuter pronoun, shall include the others as the context may require.

        12.6 EXECUTION IN COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same document. An executed faxed counterpart of this Agreement shall be binding on the parties, and for evidentiary purposes shall be deemed to be an original.

         12.7 SEVERABILITY. In case any of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had been limited or modified (consistent with its general intent) to the extent necessary to make it valid, legal and enforceable, or if it shall not be possible to so limit or modify such invalid, illegal or unenforceable provision or part of a provision, this Agreement shall be construed as if such invalid, illegal or unenforceable provision or part of a provision had never been contained in this Agreement, so long as to do so would not materially alter the rights or obligations of the parties taken as a whole.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

INVESTORS, ENTITIES:           AXIOM VENTURE PARTNERS II LIMITED
                               PARTNERSHIP

                               By:      Axiom Venture Associates II Limited
                               Liability Company, its General Partner

                               By:______________________________________

                               Its:______________________________________

                               HAMBRECHT & QUIST

                               By:______________________________________

                               Its:______________________________________

                               TELANTIS VENTURE PARTNERS V, INC.

                               By:______________________________________
                                    Richard W. Dyer, Treasurer

                               W, A & H INVESTMENTS LLC

                               By: Wessels, Arnold & Henderson Group, L.L.C.,
                                        its managing member

                               By:_______________________________________
                                    Thomas J. Brigl, CFO/Managing Director

                               McDONALD & COMPANY SECURITIES, INC.

                               By:______________________________________

                               Its:______________________________________

                               CLARION CAPITAL CORPORATION

                               By:______________________________________

                               Its:______________________________________

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.


COMPANY:                       AIRONET WIRELESS COMMUNICATIONS, INC.


                               By:______________________________________
                                    Roger J. Murphy, President


HOLDERS, INDIVIDUALS:          __________________________________________
                               FRANK B. CARR

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.


COMPANY:                       AIRONET WIRELESS COMMUNICATIONS, INC.


                               By:______________________________________
                                    Roger J. Murphy, President

TELXON:                        TELXON CORPORATION


                               By:______________________________________
                                    Kenneth W. Haver, Senior Vice President and
                                        Chief Financial Officer

                                   EXHIBIT G
                              FORM OF LEGAL OPINION


Attached

                            GOODMAN WEISS MILLER LLP
                         100 ERIEVIEW PLAZA, 27TH FLOOR
                              CLEVELAND, OHIO 44114
                             TELEPHONE 216-696-3366
                                FAX 216-363-5835


                                 March 31, 1998


Axiom Venture Partners II Limited Partnership
Telantis Venture Partners V, Inc.
W, A & H Investments LLC
Frank B. Carr
Clarion Capital Corporation

Ladies and Gentlemen:

        We have acted as counsel to Aironet Wireless Communications, Inc. ("Aironet"), a Delaware corporation, in connection with the sale of shares of Aironet Common Stock, $.01 par value ("Shares"), and warrants ("Warrants") to purchase Shares ("Warrant Shares"), to the addressees (each an "Investor," and collectively the "Investors") by Aironet pursuant to the Subscription Agreement dated March 31, 1998 (the "Subscription Agreement"). We also represent, as its general counsel, Telxon Corporation ("Telxon"), a Delaware corporation, which contemporaneously with the closing of the Subscription Agreement entered into the Services Agreement ("Services Agreement"), Tax Benefit and Indemnification Agreement ("Tax Agreement"), the Cross Covenant Not to Sue ("Covenant"), Patent Assignments from Telxon to Aironet, as well as Patent Assignments from Aironet to Telxon (collectively, the "Patent Assignments"), and the License, Rights and Supply Agreement ("Supply Agreement"). The Services Agreement, the Tax Agreement, Covenant, Patent Assignments, and Supply Agreement, for purposes hereof, are the "Intercompany Agreements." While this firm represents Aironet as its general counsel, and represented Aironet in connection with the Subscription Agreement and the sale of the Shares and Warrants to the Investors, in the negotiation and preparation of the Intercompany Agreements, Aironet was represented by other independent counsel, and this firm represented only Telxon.

        This opinion is being furnished to you pursuant to Section 5.1(e) of the Subscription Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Investment Documents (defined herein).

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Subscription Agreement; (ii) the Registration Rights Agreement; (iii) the Stockholders Agreement; (iv) the Warrants; (v) the Certificate of Incorporation of Aironet, as currently in effect (the "Aironet Certificate"); (vi) the Certificate of Incorporation of Telxon, as currently in effect (the "Telxon Certificate");
(vii) the By-laws of Aironet, as currently in effect (the "Aironet By-laws");
(viii) the By-laws of Telxon, as currently in effect (the "Telxon By-laws"),
(ix) the Intercompany Agreements; and (x) certain resolutions of the Board of Directors

Axiom Venture Partners II Limited Partnership
Telantis Venture Partners V, Inc.
W, A & H Investments LLC
Frank B. Carr
Clarion Capital Corporation

March 31, 1998
of each of Aironet and Telxon relating to the Subscription Agreement, the Stockholders Agreement, the Registration Rights Agreement, the Warrants, the Intercompany Agreements and the consummation of the various transactions contemplated therein. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of Aironet and Telxon and such agreements, certificates of public officials, certificates of officers or other representatives of Aironet, Telxon and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. The Subscription Agreement, the Stockholders Agreement, the Registration Rights Agreement, the Warrants, and the Intercompany Agreements, are hereinafter collectively referred to as the "Investment Documents."

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties, we have assumed, except as may be specifically stated with respect to Aironet and Telxon in certain of our opinions set forth below, that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and, except as to Aironet and Telxon, we have also assumed the due authorization by all requisite action, corporate or otherwise, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of Aironet, Telxon and others.

        We have further assumed that each Investor has duly executed and delivered each of the Investment Documents to which it is a party.

        Our opinion is specifically limited to the matters to which we opine. In rendering opinions set forth below, we express no opinion with respect to any of the following:

                 (a) the Investor's title in the Shares, Warrants or Warrant Shares.

                 (b) the application of, or the effect of, any failure to comply with, federal or state antitrust and unfair competition laws and regulations;

                 (c) the accuracy, completeness or fairness of any information furnished to any Investor by Aironet, Telxon or any of their agents and representatives; or

                 (d) the enforceability of the remedy of specific performance or the submission

Axiom Venture Partners II Limited Partnership
Telantis Venture Partners V, Inc.
W, A & H Investments LLC
Frank B. Carr
Clarion Capital Corporation

March 31, 1998
        to jurisdiction relating to potential litigation.

        Our opinions below are further qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of stockholders and creditors generally, (ii) statutory or decisional law concerning recourse by creditors or stockholders to security in the absence of notice or hearing, and (iii) duties and standards imposed on creditors or stockholders, and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing. Furthermore, we express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any of the documents as to which we are opining herein or any of the agreements, documents or obligations referred to therein, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court. We express no opinion as to the enforceability of any indemnity provision that indemnifies any person or entity against damages arising from his (its) own negligence or misconduct.

        Members of our firm are admitted to the bar in the State of Ohio, and we do not express any opinion as to the laws of any jurisdiction other than the State of Ohio, the federal laws of the United States of America and the Delaware General Corporation Law, all as in effect on the date hereof. Without limiting the generality of the foregoing, any opinion expressed herein respecting the due qualification or good standing of any corporation in any jurisdiction is based solely on the certificates of state officials, copies of which have been provided to each Investor, and telephonic confirmations thereof with such officials.

        Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

        1. Each of Aironet and Telxon is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and each is in good standing as a foreign corporation under the laws of the state of Ohio. Aironet has all requisite corporate power and authority to own its properties, to carry on its business as now being conducted, to execute and deliver the Subscription Agreement, the Stockholders Agreement, the Warrants, the Registration Rights Agreement, and the Intercompany Agreements (collectively, the "Aironet Documents"), to perform its obligations thereunder and to consummate the transactions contemplated therein. Telxon has all requisite corporate power and authority to own its properties, to carry on its business as now being conducted, to execute and deliver the Intercompany Agreements, to perform its obligations thereunder and to consummate the transactions contemplated therein.

Axiom Venture Partners II Limited Partnership
Telantis Venture Partners V, Inc.
W, A & H Investments LLC
Frank B. Carr
Clarion Capital Corporation

March 31, 1998

        2. The execution and delivery by Aironet of the Aironet Documents and the consummation of the transactions contemplated therein have been duly authorized by all required corporate action of Aironet.

        3. The execution and delivery by Telxon of the Intercompany Agreements and the consummation of the transactions contemplated therein have been duly authorized by all required corporate action of Telxon.

        4. Each of the Aironet Documents has been duly executed and delivered by Aironet and constitutes the valid and binding obligation of Aironet, enforceable against it in accordance with its respective terms.

        5. Each of the Intercompany Agreements has been duly executed and delivered by Telxon and constitutes the valid and binding obligation of Telxon, enforceable against it in accordance with its respective terms.

        6. Aironet has the right and power to issue, sell, and deliver the Purchased Shares and Warrants under the Subscription Agreement.

        7. When issued by Aironet to the Investors as provided in the Subscription Agreement, and when paid for by the Investors as provided therein, the Purchased Shares and Warrants will be validly issued, fully paid and non-assessable, and if and when the Warrants are exercised in accordance with their terms, and Aironet issues the Warrant Shares thereupon, and such Warrant Shares are paid for, the Warrant Shares will be duly issued, fully paid and non-assessable.

        8. The execution, delivery and performance by Aironet of its obligations under the Aironet Documents, and the consummation of the transactions contemplated thereby, will not result in any violation of the Aironet Certificate or the Aironet By-laws, or any applicable statute, law, regulation, order or decree of any court or governmental authority, or, to the best of our knowledge, after due inquiry and except as set forth in the Company Disclosure Schedule, result in a breach or termination of, constitute a default under, or result in the creation of any lien, charge, encumbrance or restriction on any of the Purchased Shares, the Warrants or the Warrant Shares under any agreements or other instruments to which Aironet is a party or by which Aironet is bound.

        9. The execution, delivery and performance by Telxon of its obligations under the Intercompany Agreements, and the consummation of the transactions contemplated thereby, will not result in any violation of the Telxon Certificate or the Telxon By-laws, or any applicable statute, law, regulation, order or decree of any court or governmental authority, or, to the best of our knowledge,

Axiom Venture Partners II Limited Partnership
Telantis Venture Partners V, Inc.
W, A & H Investments LLC
Frank B. Carr
Clarion Capital Corporation

March 31, 1998
after due inquiry result in a breach or termination of, constitute a default under, or result in the creation of any lien, charge, encumbrance or restriction on any of the Purchased Shares, Warrants or the Warrant Shares under any agreements or other instruments to which Telxon is a party or by which Telxon is bound.

        10. To the best of our knowledge, after due inquiry, except as set forth in the Company Disclosure Schedule, there is no action, proceeding, suit or investigation pending or threatened against Aironet or Telxon which may have a material adverse effect on Aironet's ability to perform its obligations under the Aironet Documents or Telxon's ability to perform its obligations under the Intercompany Agreements.

        11. To the best of our knowledge, after due inquiry, except as set forth in the Company Disclosure Schedule, no consent or approval by any governmental authority or by any other person is required for the execution and delivery (i) by Aironet of the Aironet Documents or any other documents to be executed and delivered by Aironet pursuant thereto, or in connection with the consummation of the transactions contemplated thereby, or (ii) by Telxon of the Intercompany Agreements or any other documents to be executed and delivered by Telxon pursuant thereto, or in connection with the consummation of the transactions contemplated thereby.

        12. Assuming the accuracy of the representations and warranties of the Investors set forth in Article III of the Subscription Agreement, the issuance, sale and delivery of the Shares and Warrants, and any Warrant Shares issuable upon exercise of the Warrants, are exempt from the registration requirements of the Securities Act.

        13. The Shares necessary for issuance on exercise of the Warrants have been duly and validly reserved (and are in addition to any other shares reserved for any other purpose).

        14. The authorized capital stock of Aironet consists of 15,000,000 Shares, of which 8,355,000 Shares are issued and outstanding. Immediately after the consummation of the Closing in accordance with the terms of the Subscription Agreement, 9,402,619 Shares will be issued and outstanding, and Warrants to purchase 204,762 Shares will be issued and outstanding. Further, options to purchase an aggregate of 1,250,500 Shares have been granted pursuant to the Aironet Wireless Communications, Inc. 1996 Stock Option Plan and options to purchase an aggregate of 500,000 Shares will have been granted pursuant to the Amended and Restated Aironet Wireless Communications, Inc. 1996 Stock Option Plan. To our knowledge, other than as stated in this Section 14 or as disclosed by Aironet in the Company Disclosure Schedule, there are no outstanding options, warrants, subscriptions, rights, convertible securities or other agreements or plans under

Axiom Venture Partners II Limited Partnership
Telantis Venture Partners V, Inc.
W, A & H Investments LLC
Frank B. Carr
Clarion Capital Corporation

March 31, 1998
which Aironet may become obligated to issue, sell or transfer shares of its capital stock or other securities, other than pursuant to or as contemplated by the Subscription Agreement.

        When in this opinion we have used the expression "to the best of our knowledge, after due inquiry" or words of similar import, we have not made any independent investigation of the applicable facts but have relied solely on (i) the actual, conscious knowledge of Robert A. Goodman, Ronald I. Weiss or Jay R. Faeges, the attorneys in this firm who are actively working on the transactions contemplated by the Investment Documents, (ii) representations, warranties and covenants made in the aforesaid documents and (iii) other verbal or written representations made by agents and representatives of Aironet and Telxon to the aforenamed attorneys.

        We bring to your attention the fact that our legal opinions are an expression of professional judgment only and are not a guarantee of a result. This opinion speaks as of the date hereof, and we do not undertake to advise you of matters which arise and/or may come to our attention subsequent to the date hereof which may affect any of the legal opinions expressed herein.

        This opinion is furnished to you solely for your benefit in connection with the consummation of the transactions contemplated by the Investment Documents and is not to be relied upon by any other person or entity or to be used, circulated, quoted, in whole or in part, or otherwise referred to for any other purpose; nor may copies of this opinion be provided to any other person or entity, other than as is required by law, without our prior express written permission.



                                     GOODMAN WEISS MILLER LLP

                                   EXHIBIT H
                          FORM OF OFFICER'S CERTIFICATE



Attached

                     AIRONET WIRELESS COMMUNICATIONS, INC.
                     -------------------------------------
                               CLOSING CERTIFICATE
                               -------------------

        Aironet Wireless Communications, Inc. ("Aironet") is a party to the Subscription Agreement dated March 31, 1998, by and among Aironet and the parties identified in EXHIBIT A attached hereto (the "Investors") (the "Subscription Agreement"). Pursuant to Section 5.1(f) of the Subscription Agreement, Roger J. Murphy, President and Chief Executive Officer of Aironet, hereby certifies to each of the Investors that all conditions set forth in Sections 4.1 and 4.2(e) of the Subscription Agreement have been satisfied.

        IN WITNESS WHEREOF, the undersigned has executed this Closing Certificate at Akron, Ohio, on March 31, 1998.



                                         --------------------------------------

                                         Roger J. Murphy, President and Chief
                                         Executive Officer of Aironet Wireless
                                         Communications, Inc.

                               TELXON CORPORATION
                               ------------------
                               CLOSING CERTIFICATE
                               -------------------

        Telxon Corporation ("Telxon") is a party to the Stockholders Agreement and Registration Rights Agreement, each dated March 31, 1998, by and among Aironet Wireless Communications, Inc. ("Aironet") and its stockholders, and Telxon and Aironet have entered into a Services Agreement, Tax Benefit and Indemnification Agreement, a Cross Covenant Not to Sue, Patent Assignments and a License, Rights and Supply Agreement each dated as of March 31, 1998 (collectively the "Agreements"). In connection with Telxon's execution of the Agreements, Telxon hereby represents and warrants to each of the parties identified in EXHIBIT A attached hereto that:

        1. Telxon is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and is in good standing as a foreign corporation under the laws of the state of Ohio. Telxon has all requisite corporate power and authority to own its properties, to carry on its business as now being conducted, to execute and deliver the Agreements, to perform its obligations thereunder and to consummate the transactions contemplated therein.

        2. The execution and delivery by Telxon of the Agreements and the consummation of the transactions contemplated therein have been duly authorized by all required corporate action of Telxon.

        3. Each of the Agreements has been duly executed and delivered by Telxon and constitutes the valid and binding obligation of Telxon, enforceable against it in accordance with its respective terms; provided, however, that Telxon makes no representation or warranty regarding the legal right or ability of a director of Aironet to act as a director other than in accordance with the laws of the state of Delaware.

        4. The execution, delivery and performance by Telxon of its obligations under the Agreements, and the consummation of the transactions contemplated thereby, will not result in any violation of Telxon's Certificate of Incorporation, as amended, or the Telxon By-laws, as amended, or any applicable statute, law, regulation, order or decree of any court or governmental authority (provided, however, that Telxon makes no representation or warranty regarding the legal right or ability of a director of Aironet to act as a director other than in accordance with the laws of the state of Delaware), and to the best of our knowledge, after due inquiry, will not result in a breach or termination of, constitute a default under, or result in the creation of any lien, charge, encumbrance or restriction on (i) any shares of Aironet Common Stock, Warrants or shares of Aironet Common Stock issued upon the exercise of any Warrants, issued by Aironet pursuant to the Subscription Agreement dated as of March 31, 1998 by and among Aironet and the addressees of this certificate, or (ii) any agreements or other instruments to which Telxon is a party or by which Telxon is bound.

        5. To the best of our knowledge, after due inquiry, except as disclosed by Aironet in writing to the addressees of this certificate, there is no action, proceeding, suit or investigation pending or threatened against Telxon which may have a material adverse effect on Telxon's ability to perform its obligations under the Agreements.

        6. To the best of our knowledge, after due inquiry, except as disclosed by Aironet in writing to the addressees of this certificate, no consent or approval by any governmental authority or by any other person is required for the execution and delivery by Telxon of the Agreements or any other documents to be executed and delivered by Telxon pursuant thereto, or in connection with the consummation of the transactions contemplated thereby.

        IN WITNESS WHEREOF, the undersigned has executed this Closing Certificate at Akron, Ohio, as of March 31, 1998.



                              _______________________________________________
                              Kenneth W. Haver, Senior Vice President and
                                   Chief Financial Officer of Telxon Corporation

                      AIRONET WIRELESS COMMUNICATIONS, INC.
                      -------------------------------------
                               TELXON CORPORATION
                               ------------------
                              OFFICER'S CERTIFICATE
                              ---------------------

        Glenn S. Hansen, Secretary of Aironet Wireless Communications, Inc., a Delaware corporation ("Aironet"), and Vice President, Legal Administration and Assistant Secretary of Telxon Corporation, a Delaware corporation ("Telxon"), hereby certifies to each party identified in EXHIBIT A attached hereto that:

        1. Attached as EXHIBIT B hereto are true and correct copies of resolutions duly adopted by Telxon's Board of Directors at its meeting held on March 29, 1998, none of which have been modified or rescinded and all of which are in full force and effect on the date of this Officer's Certificate.

        2. Attached as EXHIBIT C hereto are true and correct copies of Resolutions duly adopted by Aironet's Board of Directors by written consent dated March 30, 1998, none of which have been modified or rescinded and all of which are in full force and effect on the date of this Officer's Certificate.

        3. The individuals listed below are duly elected and qualified officers of Aironet holding the offices indicated, and appearing next to each person's name is his genuine signature:


Office                                         Name                      Specimen Signature
------                                         ----                      ------------------

President and
Chief Executive Officer                        Roger J. Murphy           -------------------------------



Treasurer                                      Kenneth W. Haver          -------------------------------



Assistant Secretary                            Jay R. Faeges             -------------------------------


        4. The individuals listed below are duly elected and qualified officers of Telxon holding the offices indicated, and appearing next to each person's name is his genuine signature:

Office                                         Name                      Specimen Signature
------                                         ----                      ------------------

Senior Vice President
Chief Financial Officer                        Kenneth W. Haver          -------------------------------


                     AIRONET WIRELESS COMMUNICATIONS, INC.
                     -------------------------------------
                               TELXON CORPORATION
                               ------------------
                              OFFICER'S CERTIFICATE
                              ---------------------

IN WITNESS WHEREOF, the undersigned has executed this Officer's Certificate at Akron, Ohio, on March 31, 1998.


                                  -----------------------------------------
                                   Glenn S. Hansen, Vice President, Legal
                                   Administration and Assistant Secretary
                                   of Telxon Corporation and Secretary of
                                   Aironet Wireless Communications, Inc.

                      AIRONET WIRELESS COMMUNICATIONS, INC.
               SUBSCRIPTION AGREEMENT COMPANY DISCLOSURE SCHEDULE


        The following is the Company Disclosure Schedule called for in Article II of the Subscription Agreement dated as of March 31, 1998, by and among Aironet Wireless Communications, Inc. (the "Company") and various investors (the "Agreement"). Any initially capitalized word which is not defined where first used shall have the meaning as defined in the Agreement. Sections numbers used herein refer to Sections in the Agreement.

2.4 The Company's corporate record book as provided to Investors' special counsel has been updated with the Actions by Written Consent required under Section 5.1.

2.9     The Company's Capitalization Table is attached to this Disclosure
        Schedule.

2.10    The Company's Capitalization Table is attached to this Disclosure
        Schedule.

        Hambrecht & Quist, McDonald & Company Securities, Inc. and Telantis Venture Partners V, Inc. each have a right to purchase shares of Common under this Agreement (see Exhibit A to the Agreement).

2.12 and 2.13

        The Stockholder Agreements between the Company and (i) D. Michael Grimes, (ii) Roger J. Murphy and (iii) Thomas Snow restrict the transfer of such stockholders' shares and provide that such stockholders may become a party to agreements like the Stockholders Agreement and the Registration Rights Agreement. The Stock Purchase Agreement among Telxon, the Company and Telantis Venture Partners IV, Inc. ("TVP IV") provides TVP IV with "registration rights" and provides that TVP IV may become a party to agreements like the Stockholders Agreement and the Registration Rights Agreement. The secured promissory note made by Roger
        J. Murphy to the order of the Company and the secured promissory notes made by TVP IV and by Telantis Venture Partners V, Inc. to the order of Telxon each restricts the transferability of the shares secured thereby.

2.14 The Company directly or indirectly owns 100% of the issued and outstanding stock of Aironet Canada Limited, Aironet Canada, Inc. and Aironet S.A. (legal title to one share of Aironet SA is owned by the Company's Chief Executive Officer to satisfy Belgium law).

2.18 The landlord for the Company's headquarters office facility leased at Ghent Road, Fairlawn, Ohio, has notified the Company that it has failed to pay the electrical utilities fee provided for under the lease. The accumulated arrearage is approximately $33,000.

                      AIRONET WIRELESS COMMUNICATIONS, INC.
               SUBSCRIPTION AGREEMENT COMPANY DISCLOSURE SCHEDULE

2.19(d)

        The outstanding balance of the working capital advances made by Telxon to the Company may fluctuate from day to day.

2.22 From time to time the Company enters into equipment leases and grants purchase money security interests in the ordinary course of its business, the amounts of which are not material to the Company or its financial position.

        See also the disclosure in Section 2.23.

2.23. On or about January 6, 1995, Aironet filed Applications, Serial Nos. 630,655 and 630,657, with the United States Patent and Trade Office for registration of the trademarks (collectively, the "Marks") titled "Hurricane" and "Aironet and Design," respectively, based on its bona fide intent to use the Marks in interstate commerce. The Marks were published for opposition, and thereafter, America On Line, Inc. ("AOL") obtained extensions of time in which to file an opposition to registration of these Marks.

        AOL has raised its concern that the Marks may cause confusion with an AOL mark. The Company and AOL, through their respective counsel, engaged in discussions concerning resolution of this matter; however, these discussions did not result in a resolution.

        On about April 29, 1996, AOL filed a Notice of Opposition (the "Opposition") to Aironet's "Aironet and Design" mark in the United States Department of Commerce, Patent and Trademark Office-Trademark Trial and Appeal Board (the "TTAB"); however, no opposition to the "Hurricane" mark was filed by AOL, and it has now been registered. On about July 11, 1996, Aironet filed its Answer to the Opposition. The TTAB calendar for the case has been extended numerous times, and discovery in this case has yet to be completed.

        AOL has not alleged any trademark infringement by Aironet and, to date, there is no outstanding claim for damages, and no suit for trademark infringement has been threatened or filed against Aironet.

        The Company believes that the Opposition is without merit and will vigorously contest it, although there can be no assurance that Aironet will be successful. Based on its knowledge of the foregoing matter and given the present stage of such matter, the Company does not believe that the potential loss, if any, which might result to it if the ultimate outcome in such matter was unfavorable is likely to have a material adverse affect on it or its financial position.


                                     2 of 4

                     AIRONET WIRELESS COMMUNICATIONS, INC.
               SUBSCRIPTION AGREEMENT COMPANY DISCLOSURE SCHEDULE

        On April 3, 1998, Plaintiff James Edward Horton filed an action against Aironet and others in the case styled JAMES EDWARD HORTON V. TELXON CORPORATION, ET AL., Court of Common Pleas, Summit County, Ohio, Case No CV 98 04 1356. Horton alleges that Aironet improperly terminated a consulting contract that he had with Aironet. Horton alleges that he "suffered contractual and extra-contractual damages." Horton seeks unspecified compensatory damages, damages for "loss of reputation, humiliation, embarrassment, emotional pain and suffering" in the amount of $500,000, punitive damages in the amount of $1,000,000 and reasonable attorneys fees against Aironet and the other defendants. Aironet and the other defendants believe that there is no merit to the litigation and will vigorously defend this suit. Based on its knowledge of the foregoing matter and given the present stage of such matter, Aironet does not believe that the potential loss, if any, which might result to it if the ultimate outcome in such matter was unfavorable is likely to have a material adverse affect on it or its financial position.

2.24 The Company will pay James H. Furneaux $125,000 and grant Mr. Furneaux warrants to purchase 100,000 shares of the Company's common stock at $3.50 per share as payment for, and in settlement of, all promises to compensate Mr. Furneaux for services that have been rendered by him to the Company in connection with this and other transactions.

2.25 In connection with the promulgation of the IEEE 802.11 standard, each member of the Standards Committee represented to the Committee that, to the extent compliance with the 802.11 standard requires a license of any patents owned by such member, it would license the patents on a fair and equitable basis. The Company is currently negotiating such a cross license with Lucent Technologies (the "Cross License"), pursuant to which the Company would license certain patents to Lucent, and Lucent would license certain patents to the Company, relating to compliance with the 802.11 standard. In addition, the Company currently anticipates seeking similar licenses from Symbol Technologies and UNOVA (Intermec/Norand). The Company has no reason to believe that it will not obtain the Cross License, or other similar licenses, on fair and equitable terms; however, the Company's failure to obtain such licenses could have a material adverse affect on the Company and its business and financial position.

        See also the disclosure in Section 2.23.

2.30    The proceeds of the offering will be used as follows(1):

Working capital                                               $6,097,082
        (Day to day operating expenses)
        (Equipment and facilities)
        (Recruitment and employee related expenses)
        (Research and development)

                                     3 of 4

                      AIRONET WIRELESS COMMUNICATIONS, INC.
               SUBSCRIPTION AGREEMENT COMPANY DISCLOSURE SCHEDULE

        (Trade payables other than to Telxon)


Estimated legal fees related to inter-company agreements                  $50,000 (Paul Weiss Rifkind)

Estimated Offering Costs
        legal, accounting, printing and other                             $54,863 (Shipman & Goodwin)
                                                                          $35,000 (Coopers & Lybrand)
                                                                          $82,500(Goodman Weiss Miller)

Financial Consultant                                                      $125,000 (Furneaux)


---------------
(1) This is only an estimate, and this assumes that the offering is fully funded at $6,444,445. The actual use of proceeds may vary based on (i) the actual amount of the gross proceeds, (ii) the future needs of the Company, and (iii) the actual costs of the offering.

2.32 Depleted and obsolete property has been reserved for in the Most Recent Financial Statement.

                                     4 of 4

                                  SCHEDULE 2.9
                              CAPITALIZATION TABLE

                     AIRONET WIRELESS COMMUNICATIONS, INC.
                              CAPITALIZATION TABLE

Authorized Shares 3/31/98                                             15,000,000

Shares Outstanding Pre-Investment
---------------------------------
Telxon Corporation                                                     7,276,500
Telantis IV                                                              808,500
Roger J. Murphy                                                          200,000
Michael D. Grimes                                                         60,000
Tom Snow                                                                  10,000
                                                                       ---------
 Sub Total                                                             8,355,000


Shares Outstanding Post-Investment(1)
----------------------------------
Telxon Corporation                                                     7,276,500
Telantis IV                                                              808,500
Roger J. Murphy                                                          200,000
Michael D. Grimes                                                         60,000
Tom Snow                                                                  10,000
Axiom Venture Partners II Limited Partnership                            714,285
W, A & H Investments LLC                                                 142,857
Telantis V                                                               104,762
Frank B. Carr                                                             28,571
Clarion Capital Corporation                                               57,143
                                                                       ---------
 Sub Total                                                             9,402,618


Options
-------
1996 Stock Option Plan (Grants Outstanding)(2)                           980,500
Amended & Restated 1996 Stock Option Plan (Grants Outstanding)(3)        500,000
                                                                       ---------
 Sub Total                                                             1,480,500


Warrants(4)
--------
Axiom Venture Partners II Limited Partnership                            214,285
W, A & H Investments LLC                                                  42,857
Frank B. Carr                                                              8,571
Clarion Capital Corporation                                               17,143
Telantis V                                                                31,429
James Furneaux                                                           100,000
                                                                       ---------
 Sub Total                                                               414,255

(1) - H&Q and McDonald & Co. Securities will have the right to purchase 571,429 shares and 142,857 shares respectively, by April 30,1998 (to the extent these shares are not purchased in full, Aironet may offer these shares to the other listed investors) Telantis Venture Partners V to purchase an additional 63,492 shares if H&Q funds and 15,873 shares if McDonald & Co. Securities funds (or proportionate amounts of any unpurchased shares offered to other listed investors)

(2) - See Attached List


(3) - See Attached List

(4) - H&Q to be issued 171,429 warrants with the purchase in 1 above
McDonald & Co. Securities to be issued 42,857 warrants with the purchase in 1 above Upon purchasing its proportionate allocation of shares, Telantis Venture Partners V to be issued 19,048 warrants if H&Q funds and 4,762 warrants if McDonald & Co. Securities funds or in proportion to purchases by other listed investors of shares

AIRONET WIRELESS COMMUNICATIONS, INC.
OPTIONS OUTSTANDING
AS OF 4/3/98



                                    Options           Options
Optionee                            Granted          Outstanding
----------------------------------------------------------------

Sloan, Don I                        100,000          100,000                   7.4%
Belanger, Phil H                    100,000          100,000                   7.4%
Murphy Jr., Roger J.                300,000          100,000(a)                7.4%
Ikeman, Harvey A                     75,000           75,000                   5.6%
Meyer, Steve                         65,000           65,000                   4.8%
Loadman, Dave                        60,000           60,000                   4.5%
Grimes, Michael D.                  120,000           60,000(b)                4.5%
Weinreb, Pedro                       40,000           40,000                   3.0%
Furneaux, Jim                        30,000           30,000                   2.2%
Anderson, Fred                       30,000           30,000                   2.2%
Reddy, Dr. Raj                       30,000           30,000                   2.2%
Petako, David                        25,000           25,000                   1.9%
Friedman, James                      25,000           25,000                   1.9%
Brodnick, Bill J.                    25,000           25,000                   1.9%
Wall, Dan                            20,000           20,000                   1.5%
Alexander, Bruce                     15,000           15,000                   1.1%
Norman, Stuart                       15,000           15,000                   1.1%
Sojka, Marv                          15,000           15,000                   1.1%
Tyre, Mark                           15,000           15,000                   1.1%
Adams, Chris                         15,000           15,000                   1.1%
Frankel, Jesse                       15,000           15,000                   1.1%
Johnson, Gary                        10,000           10,000                   0.7%
Smith, Doug                          10,000           10,000                   0.7%
Trompower, Michael                    7,500            7,500                   0.6%
Smith, Jane                           7,500            7,500                   0.6%
Saliga, Steve                         5,000            5,000                   0.4%
Kiebau, Joe                           5,000            5,000                   0.4%
Porter, Jeff                          5,000            5,000                   0.4%
Griswold, Victor                      5,000            5,000                   0.4%
Stratigakis, John                     5,000            5,000                   0.4%
Amos, Jim                             5,000            5,000                   0.4%
Halasz, Dave                          5,000            5,000                   0.4%
Martin, Randy                         5,000            5,000                   0.4%
Lahey, Jim                            5,000            5,000                   0.4%
Napiorkowski, Vic                     4,000            4,000                   0.3%
Ciotti, Frank                         4,000            4,000                   0.3%
Batcher, Ken                          2,500            2,500                   0.2%
Case, David                           2,500            2,500                   0.2%
Cloud, Steve                          2,500            2,500                   0.2%
Casto, Brian                          2,500            2,500                   0.2%
Nassar, Ned                           2,500            2,500                   0.2%
Nahra, Jim                            2,500            2,500                   0.2%
Whelan, Bill                          2,500            2,500                   0.2%
Snow, Tom                            15,000                0(c)                0.0%
                                  1,255,500          980,500                  72.8%

Total Available for grant                            366,500                  27.2%
                                                     -------                 ------
Total Options Outstanding                          1,347,000                 100.0%
                                                   =========                 =====

Total Options Exercised                              270,000
                                                   ---------
Total beginning available shares                   1,617,000
                                                   =========

(a)   200,000 exercised and shares issued

(b)   60,000 exercised and shares issued

(c)   10,000 exercised and shares issued

AIRONET WIRELESS COMMUNICATIONS, INC.
NEW OPTION GRANTS
AS OF 3/31/98

                                     New
         Optionholders:             Grant

 1 Taylor Jr., John                 15,000
 2 Rebo, Rick                       15,000
 3 Smedley, Michael                 15,000
 4 O'Hara, Richard                  12,500
 5 Whelan, Bill                     12,500
 6 Lahey, Jim                       12,500
 7 Meyer, Steve                     10,000
 8 DeLamatter, Donna                 5,000
 9 Isham, Jane                       5,000
10 Greg Canda                        5,000
11 Smith, Jane                       5,000
12 Stager, Paul                      5,000
13 Cisar, Jim                        5,000
14 Hunter, Gary                      5,000
15 Fishman, Ronald                   5,000
16 Tyre, Mark                        5,000
17 Friedman, James                   5,000
18 Janke, Chris                      3,500
19 Magilavy, Susan                   3,500
20 Courtney, Michael                 2,500
21 Sexton, Daniel                    2,500
22 Dollard, Michael                  2,500
23 Peroni, Vic                       2,500
24 Staudt, Joseph                    2,500
25 Batcher, Ken                      2,500
26 Nahra, Jim                        2,500
27 Casto, Brian                      2,500
28 Niehaus, Fred                     2,500
29 Ross, Larry                       2,500
30 Dedonder, Johann                  2,500
31 Cloud, Steve                      2,500
32 Tomasheski, Mark                  2,500
33 Halasz, Dave                      2,500
34 Saliga, Steve                     2,500
35 Trompower, Michael                2,500
36 Nyitray, John                     2,000
37 Nassar, Ned                       1,500
38 Mackey, Candryth                  1,000
39 Kopper, Dennis                    1,000
40 Wagner, Susan                     1,000
41 Borah,Jeff                        1,000
42 Fahrni, Mark                      1,000
43 Lutman, Thomas                    1,000
44 Weber, Ralph                      1,000             Grant to Telxon Employees to be named

   Total                           200,000                             300,000




03/26/98                  HIGHLY CONFIDENTIAL                                  1